Exhibit 10.3

CONFIDENTIAL

PATENT LICENSE AGREEMENT
TABLE OF CONTENTS

LICENSE AGREEMENT

PREAMBLE TO LICENSE AGREEMENT

This Agreement ("Agreement") is made on this 6th day of October, 2015 ("Effective Date") by and between the University of Central Florida Research Foundation, Inc. ("UCFRF" or "LICENSOR"), a Florida non-profit corporation and direct support organization acting as an instrumentality of the University of Central Florida Board of Trustees ("UCF"), whose address is 12201 Research Parkway, Suite 501, Orlando, Florida 32826 , and Hesperos, Inc., a corporation, organized under the laws of Delaware, and authorized to conduct business in Florida as a foreign corporation, and having an office and place of business at 3259 Progress Drive, Orlando, Florida 32826 (hereinafter "LICENSEE").

WHEREAS, UCF and LICENSEE (formerly known as Hesperos, LLC) entered into a Research Agreement on March 31, 2009 attached as Appendix G for work relating to cell-based high-throughput electrophysiology technology as well as additional research with other cellular based assay systems ("Research Agreement") and whereas the Research Agreement, except for Article III "Compensation," is incorporated into this Agreement in its entirety;

WHEREAS, in the course of research conducted at least in part by UCF employees under the direction of Dr. James Hickman ("Inventor(s)") several inventions were developed;

WHEREAS, LICENSOR, as designee for and acting as an instrumentality of UCF, is the owner of the inventions listed in Appendices A and A1 and owns all rights, title and interest to Patent Rights, (the inventions and rights being jointly referred to herein as the "Patent Rights");

WHEREAS, Dr. Hickman is the Chief Scientific Officer of LICENSEE, in accordance with UCF internal policies, Inventor(s) is required to execute the Royalty Waiver Agreement attached as Appendix E and waive his/her right to collect any royalties for income received by LICENSOR under this Agreement;

WHEREAS, LICENSOR hereby desires to grant a license to the foregoing Patent Rights and wishes to have the same utilized in the public interest; and

WHEREAS, LICENSOR and LICENSEE mutually desire to facilitate commercialization of the Patent Rights developed at UCF;

NOW, THEREFORE, in consideration of the premises and mutual covenants of this Agreement, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

For the purpose of this Agreement:

A. "Affiliate" means: (1) any corporation or other non-corporate entity owning directly, or indirectly controlling, at least fifty percent (50%) of the stock normally entitled to vote for election of directors of LICENSEE; (2) any corporation owned or controlled by LICENSEE through ownership of at least fifty percent (50%) of the stock entitled to elect directors; or (3) any corporate or non-corporate entity under common control (through ownership of at least 50% of the stock entitled to elect directors) with LICENSEE.

B. "Development Plan" means a written report summarizing the development activities to be undertaken by the LICENSEE to bring Licensed Product to market. The Development Plan is attached as Appendix B.

C. "Development Report" means a written account of LICENSEE's progress under the Development Plan having at least the information specified in Appendix C.

D. "Field of Use" means *in vitro* diagnostics and testing.

E. "License Year" means each twelve-month period beginning on January 1 and ending on December 31; provided, however, that the first License Year commences on the Effective Date and ends on December 31 of the same calendar year.

F. "Licensed Patents" means Patent Rights in the Field of Use.

G. "Licensed Product" means any product or service (or part thereof) that the manufacture, use, offer for sale, sale, or importation of which without a license from LICENSOR would infringe the Licensed Patents.

H. "Net Sales" means LICENSEE's, Affiliate(s)'s and Sublicensee(s)'s total invoiced billing for Sales of Licensed Product, less (1) packaging and freight, (2) all trade, quantity and cash discounts actually granted on Licensed Products, (3) all credits and allowances actually granted on Licensed Products due to returns, rejections, billing errors, and retroactive price reductions, (4) duties actually paid on Licensed Products, (5) excise, sale and use taxes, and equivalent taxes actually paid on Licensed Products, and (6) amounts incurred in satisfying its obligations for paying patent expenses, and (7) reasonable quantities of samples for testing purposes, such as for research and development ("R&D") and regulatory process. Licensed Products are considered sold when invoiced. No deductions may be made for: (1) commissions paid to individuals or employees of LICENSEE, Affiliate(s) or Sublicensee(s); (2) income taxes; or (3) the cost of collection.

I. "Optioned Patent Rights" means any and all patent applications or patents, including divisionals, continuations, reexaminations or reissues thereof, and foreign equivalents or counterparts as described in Appendix A1.

J. "Patent Rights" means any and all patent applications or patents, including divisionals, continuations, reexaminations or reissues thereof, and foreign equivalents or counterparts as described in Appendix A.

K. "Regulatory Approval" means a New Drug Application (NDA), Biologics License Application (BLA), New Animal Drug Application (NADA), In Vitro Diagnostic (IVD), Investigational Device Exemption (IDE), Premarket Approval (PMA), or 510(k) filed with the United States Food and Drug Administration or its foreign equivalent to obtain marketing approval for a License Product in the United States or any comparable application filed with a regulatory authority in or for a country or group of countries other than the United States.

L. "Sales" means any sale, transfer, lease, permission to use or other transfer of right or possession or other conveyance by LICENSEE of Licensed Product.

M. "Sublicense" means a rights granting contract with an independent third party other than an Affiliate in which LICENSEE sublicenses the rights granted to LICENSEE in Article II of this Agreement.

N. "Territory" means any country where there are Patent Rights.

ARTICLE II—LICENSE GRANT

A. License. Subject to all the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE and LICENSEE accepts from LICENSOR an exclusive license to make, have made, use, sell, offer for sale and import Licensed Products under the Patents Rights in the Field of Use in the Territory, with the right to Sublicense, subject to the terms of Article II(C), throughout the world on terms at least as restrictive as those provided herein (the "LICENSE") provided this Agreement is in effect and LICENSEE is not in breach of its obligations hereunder. All rights not specifically granted herein are reserved by LICENSOR.

B. Option.

1. LICENSOR grants to the LICENSEE an exclusive option to add the Optioned Patent Rights to the Patent Rights licensed in the Field in the Territory (the "Option"). Unless sooner terminated by Exercise the Option hereunder or that this Agreement is terminated, during the Option Term, defined below, the LICENSEE has the exclusive right and license to use the Optioned Patent Rights for the sole purpose of evaluating the technical, economic and commercial advantages and their market potential in the Field of Use, but must not sell or otherwise

receive consideration in any form from any third party for the Optioned Patent Rights. For intellectual property existing prior to the Effective Date, this Option is in effect for a period of one (1) year from the Effective Date (the "Option Term"). For intellectual property created after the Effective Date, LICENSOR will disclose to LICENSEE additional inventions owned by LICENSOR, developed by Dr. James Hickman related to the Field of Use, in whole or in part, while affiliated with UCF ("New Inventions"). LICENSEE has sixty (60) days from the date of disclosure of the New Inventions to LICENSEE to notify Licensor, in writing, and Exercise the Option ("Option Term"). During the Option Term, the LICENSOR may not offer rights in the Optioned Patent Rights in the Field of Use to any for-profit company or for any commercial purpose. Consideration for such Option is provided for in Article IV of this Agreement.

2. Exercise Option. Hesperos may Exercise the Option, on one or more occasions during the Option Term, by so notifying LICENSOR in writing and identifying which pending or issued patent(s) within the Optioned Patent Rights or New Inventions Hesperos desires to license. If Hesperos does not exercise the Option within the Option Term, the Option shall terminate and LICENSOR shall be free to license the Optioned Patent Rights and New Inventions to a third party without any further obligation to Hesperos. Hesperos shall notify LICENSOR in writing at any time during the Option Term if Hesperos determines that it will not exercise its Option rights to any pending or issued patent(s) within the Optioned Patent Rights and New Inventions. For clarity, termination or expiration of the Option does not terminate this Agreement.

3. Option License Terms. If Hesperos Exercises the Option according to section 2, above, the relevant Optioned Patent Rights or New Inventions will be deemed to become Patent Rights and Appendix A and A1, hereto, will be amended accordingly, to add the elected patent(s) or patent application(s) to Appendix A, and remove from Appendix A1, within 10 business days of receipt of the fee set forth in Article IV below and the exercise under Section 2 hereof, whichever is later. For clarity, exercise of the Option does not require any additional payment from Hesperos to LICENSOR beyond what is stated in Article IV and those obligations set forth in Article XII.

C. SUBLICENSING.

1. LICENSEE shall have the right to grant Sublicenses to a third party(ies) ("Sublicensee") under this Agreement only with LICENSOR's consent, which shall not be unreasonably withheld and which shall be provided within thirty (30) business after LICENSEE gives written notice of such intent to Sublicense. LICENSOR's failure to object in writing to such written notice by LICENSEE within the thirty (30) day period will be deemed to be LICENSOR's consent. Such Sublicense shall remain in effect, on a country by country basis, until the full end of the term or terms of this Agreement, unless sooner terminated as hereinafter specified. LICENSEE shall provide LICENSOR with an un-redacted copy of each Sublicense agreement thirty (30) business days prior to execution of the Sublicense agreement.

2. LICENSEE shall execute a written agreement with each Sublicensee, and any Sublicense granted by LICENSEE shall comply with and be consistent with all the terms and conditions of this Agreement. Any agreement between the LICENSEE and any Sublicensee shall be subject to and subordinate to this Agreement. Sublicensee shall be prohibited from further sublicensing without the prior written permission from LICENSOR. LICENSEE shall remain responsible for LICENSEE's obligations hereunder and for the performance of its Sublicensee (including without limitation, making all payments due to LICENSOR by reason of any Net Sales of Licensed Product).

D. The foregoing notwithstanding, LICENSEE's rights and the LICENSE may be subject to the rights of the U.S. or State of Florida Government pursuant to any funding agreement between LICENSOR or UCF and the Government. LICENSOR reserves the right for itself and UCF to practice without payment of royalty Patent Rights and Optioned Patent Rights hereunder for non-commercial research and educational purposes. Government-funded inventions or discoveries are available royalty free for the governmental purposes of the United States and the State of Florida.

E. The LICENSE granted hereunder is not construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not part of the Patent Rights and/or Optioned Patent Rights licensed hereunder in the specified Field-of-Use.

F. LICENSEE must comply with the provisions of the Bayh-Dole act as embodied in 35 U.S.C. 18 to the extent such provisions apply to the inventions, Optioned Patent Rights, and Patent Rights licensed under this Agreement. If

the Patent Rights were developed in course of research sponsored by the United States government, Licensed Products to be sold in the United States must be manufactured substantially in the Unites States unless LICENSEE obtains the required written waiver in advance from the government. Nothing contained in this Agreement obligates or shall obligate LICENSOR to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the Licensed Patents.

G. All rights granted hereunder to LICENSEE are subject to rights retained by LICENSOR and UCF, including the right to publish.

H. In exchange for the exclusive Field of Use license granted hereunder, and subject to the provisions of this Agreement, commencing on the Effective Date, LICENSEE must pay for or reimburse LICENSOR for ALL future patent expenses associated with the Patent Rights. However, during negotiations of and prior to the Effective Date of this Agreement, LICENSOR incurred certain patent expenses related to the Patent Rights and/or Optioned Patent Rights that were discussed with LICENSEE and agreed upon by LICENSEE that such expenses would be subject to this Agreement as future patent expenses and, as such, are reimbursable according to the terms of this provision. A detailed list of such expenses is below. LICENSEE must pay all invoices sent by LICENSOR within one (1) year of the Effective Date of this Agreement. LICENSEE's reimbursement must cover all patents licensed under this Agreement. If LICENSEE expressly declines, or fails, to timely reimburse LICENSOR for such patent expenses, LICENSEE must forfeit its license rights.

Past patent expenses to be treated as future patent expenses				
Docket #	Invoice #	Invoice Date	Amount	Notes
10613-023JP1				
	2015045981	4/30/2015	$ 441.00	
	2015055639	5/28/2015	$ 6,428.40	
	55460	6/12/2015	$ 13.00	
	2015085399	8/25/2015	$ 2,236.10	
10613-020EP1				
	56657	7/16/2015	$ 143.00	
	58850	8/28/2015	$ 252.00	
	58852	8/28/2015	$ 239.00	
	58853	8/28/2015	$ 252.00	
10613-026US1				
	58859	8/28/2015	$ 2,680.00	
10613-026CA1				
	58858	8/28/2015	$ 2,389.50	
10613-026EP1				
	59463	9/24/2015	$ 7,614.99	
Total:			**$ 22,688.99**	

ARTICLE III—NEW INVENTIONS

A. As set forth in Article VII of Article G of the Research Agreement, LICENSOR owns all inventions developed solely by UCF employees in accordance with LICENSOR's and/or UCF's internal policies. LICENSEE owns all inventions developed solely by LICENSEE's employees. Inventions made jointly by UCF and LICENSSEE ("Joint Inventions") will be owned jointly by LICENSEE and LICENSOR, who agree to jointly determine patent filing and licensing responsibilities. For purposes of this Agreement, inventorship is determined according to U.S. patent law.

B. LICENSOR reserves for itself and for UCF the perpetual right to practice, use, make, have made and distribute without payment of any royalties any inventions solely owned by UCF, UCF's interest in any Joint Inventions, Optioned Patent Rights, New Inventions, or Patent Rights licensed under this section for academic, research and teaching purposes. Any UCF ownership rights in any invention, Joint Inventions, New Inventions, Optioned Patent Rights, and Patent Rights licensed under this Agreement are also available royalty free to the U.S. government and the State of Florida.

ARTICLE IV—ROYALTIES, PAYMENTS AND REPORTS

A. Upfront Payment. LICENSEE is a start-up company incorporated specifically to further develop and commercialize the Licensed Patents. LICENSOR has agreed to waive its customary license issue fee and, with the exception of certain Patent Rights as set forth in Article II(H), payment of past patent expenses (totaling approximately $133,319) for the Patent Rights in lieu of an equity interest in the company and other considerations contained and more fully described herein.

B. Equity.

1. LICENSEE hereby grants to LICENSOR a two and one-half percent (2.5%) ownership interest of LICENSEE. LICENSEE must provide LICENSOR with anti-dilution protection such that LICENSOR's ownership interest is maintained at two and a half percent (2.5%) until LICENSEE has raised two million dollars ($2,000,000) in equity investment or a debt offering ("ANTI-DILUTION PROTECTION"). Upon execution and delivery of this Agreement, LICENSEE shall execute and deliver to LICENSOR an equity agreement in substantially the form attached hereto as APPENDIX D EQUITY AGREEMENT (the "Equity Agreement"). Additionally, Licensee shall deliver to LICENSOR a complete and accurate copy of LICENSEE's capitalization, reflecting the above referenced issuance of equity to LICENSOR. Execution and delivery of the Equity Agreement to LICENSOR is a condition precedent to the validity and enforceability of the license granted pursuant to ARTICLE II of this Agreement and LICENSEE's failure to execute and deliver the Equity Agreement to LICENSOR will render this Agreement null and void ab initio. Notwithstanding anything to the contrary contained in this Agreement or the Equity Agreement, the Equity Agreement as executed by the parties shall also survive termination of this Agreement as an independent agreement in accordance with its respective terms.
2. Upon written notification to LICENSOR, LICENSEE may incorporate the Optioned Patent Rights into the Patent Rights. LICENSOR's equity ownership interest shall increase by one quarter of a percent (0.25%) for each Optioned Patent Rights having the same Docket # (e.g., all cases bearing the docket number "10613-023" belong to the same patent family, while all cases bearing the docket number "10613-026" belong to a different patent family) in Appendix A that is/are incorporated into the Patent Rights. LICENSOR's cumulative equity ownership interest shall be capped at five percent (5%) regardless of how many patent families are eventually licensed by LICENSEE. Specifically, any additional equity ownership granted to LICENSOR shall be valued in the same way as the initial 2.5% ownership stake. By way of example only, if the initial 2.5% stake is equivalent to the issuance to LICENSOR of 25,000 shares of common stock, then each additional 0.25% shall be awarded by the issuance to LICENSOR of 2,500 shares of common stock, capped at the issuance to LICENSOR of an additional 25,000 shares of commons stock over and above the initial stake of 25,000 shares of common stock regardless of how many patent families are eventually licensed by LICENSEE.

C. Royalty and Minimum Annual Royalty. Commencing twelve (12) months following the effective date of this Agreement, LICENSEE shall pay to the LICENSOR, upon each anniversary of the Agreement, the greater of two thousand ($2,000) dollars or 1.5% percent of the first $10 million Net Sales but in any event including a reduction by the amounts incurred by LICENSEE in satisfying its obligations for paying future patent expenses, 1.0% of the next $25 million net sales, and 0.5% of net sales thereafter of products covered by the licensed patent estates.

D. Sublicensing Fee. LICENSEE must pay LICENSOR twenty percent (20%) of all non-royalty compensation received by LICENSEE for the grant of a Sublicense of the Patent Rights. Sublicensing revenues do not include any amounts received as support for research and development activities, as a loan, or for the purchase of an equity interest in LICENSEE. Any Sublicense payments due must be included with the respective annual report of Net Sales.

E. LICENSEE must make written reports of Net Sales to LICENSOR within thirty (30) days after the last day of each twelve month interval during the life of this Agreement; provided, however, that the first report is not due until thirty (30) days after the first License Year. The obligation to make Net Sales reports terminates upon expiration or termination of this Agreement, except as to Net Sales or other dispositions or manufacturing incurred but not reported prior to such date of expiration or termination. LICENSEE must make such reports even if there have been no Net Sales, or if no royalties are due to LICENSOR for the reporting period. Reports must be prepared substantially in the form attached hereto as Appendix D.

F. Royalty or other payments are due and payable concurrently with reports of Net Sales.

G. Reserved.

H. Liquidity Event. Notwithstanding the foregoing, at the time of its first Liquidity Event, the LICENSEE agrees that LICENSOR may sell all or a portion of LICENSOR's stake in the LICENSEE, which LICENSOR owns at the time of the first Liquidity Event at terms no different than those available to any other owners of LICENSEE's common stock. "Liquidity Event" means (i) a firmly underwritten initial public offering and sale of the Licensee's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) a consolidation or merger of the Licensee with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Licensee prior to such consolidation, merger or reorganization, receive, in consideration for such consolidation, merger or reorganization, cash (including promissory notes) or securities then listed upon a national exchange or quotation system (e.g., the New York Stock Exchange or NASDAQ) or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Licensee in consideration for cash (including promissory notes) or securities then listed upon such a national exchange or quotation system..

I. LICENSEE, Sublicensee(s), and/or Affiliate(s) must not (1) directly or indirectly challenge or cause to be challenged the validity or enforceability of any Patent Rights, or LICENSOR's ownership of any Patent Rights, before any court, agency, tribunal, or other forum, unless LICENSEE is charged with infringement of any Patent Rights by LICENSOR or its Affiliate(s), or (2) seek any judgment (including filing of a declaratory-judgment action) of non-infringement of the Patent Rights (collectively a "Challenge"). LICENSEE waives any and all invalidity, unenforceability, and/or non-infringement defenses in any future litigation, arbitration, administrative proceeding, mediation, or any other proceeding. This clause shall apply to any product or component thereof, composition or component thereof, or method or portion thereof that is made, used, sold, offered for sale, imported, or otherwise transferred by or for LICENSEE or any assignees, successors or those who act in concert with any of these parties at any time during the life of the Licensed Patents. LICENSEE acknowledges that any breach of this clause is cause for, at LICENSOR's sole discretion, immediate termination of this Agreement or rate adjustment as set forth below.

1. In the event LICENSEE (or any entity or person acting on its behalf, *e.g.*, Affiliate(s) or Sublicensee(s) initiates any Challenge, all royalty rates, minimum royalties, and other payment rates set forth in this Agreement are automatically doubled on and after the date of such challenge for the remaining term of this Agreement so long as the Challenge remains pending.
2. LICENSEE must pay all costs and expenses incurred by LICENSOR (including actual attorneys' fees) in connection with a Challenge. LICENSOR may bill LICENSEE on a quarterly basis with respect to such costs and expenses, and LICENSEE must make payment within thirty (30) days after receiving an invoice from LICENSOR.
3. In the event at least one claim of a patent that is subject to a Challenge survives the Challenge by not being found invalid or unenforceable, regardless of whether the claim is amended as part of the Challenge, and at least one such surviving claims(s) reads on the Licensed Product(s), all royalty rates, minimum royalties, and other payment rates set forth in this Agreement are automatically trebled on and after the date of such finding for

the remaining term of this Agreement.

J. In the event that any payment from LICENSEE under this Agreement is for any reason not paid when due, i.e. thirty (30) days after the end of each twelve month interval for royalty payments and sixty (60) days of invoice date for future patent reimbursement payments as defined in Article II(H), LICENSEE must pay to LICENSOR interest on such overdue payment during the period commencing thirty (30) days from such due date until the date that such overdue payment is actually made to LICENSOR, the rate of interest being equal to the lower of three percent (3%) above prime rate reported in the *Wall Street Journal*, or the highest rate allowed by law.

K. All payments made as a result of this Agreement are non-refundable and must be paid in United States Dollars in Orlando, Florida, or at such other place as LICENSOR may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion is required in connection with the payment of royalties hereunder, such conversion must be made by using the exchange rate in the *Wall Street Journal*, on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

L. LICENSOR is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement must be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on LICENSOR by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to LICENSOR pursuant to this Agreement. All such taxes, assessments, or other charges are assumed by LICENSEE.

ARTICLE V—DUE DILIGENCE

LICENSEE must, either directly or through its Affiliate(s) or Sublicensee(s), diligently pursue the development of the Licensed Patents according to the following due diligence requirements:

A. LICENSEE agrees to and warrants that: (1) it will establish and actively and diligently pursue the Development Plan (see Appendix B) that includes diligence milestones listed below to the end; (2) the inventions of the Licensed Patents will be utilized to provide Licensed Products for sale within the Field of Use; and (3) within one month following the end of each calendar year and until the date of first commercial sale of Licensed Products, it will supply LICENSOR with a written Development Report (see Appendix C).

B. LICENSEE must use reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Products in accordance with the diligence milestones listed below and to diligently develop markets for the Licensed Products.

Milestone Date (on or before the stated date)	Milestone to be met by LICENSEE
December 31, 2015	Apply for additional funding, e.g., SBIR, government grant, etc.
December 31, 2015	Enter talks with commercial entity to obtain commercial contract.
March 1, 2016	Offer services online.
June 1, 2016	Obtain first commercial contract
December 31, 2016	Start performing services for first commercial contract
December 31, 2017	Obtain second commercial contract
December 31, 2022	Exceed $1 Million in total Sales and/or funding received
December 31, 2025	Exceed $5 Million in total Sales and/or funding received

C. LICENSEE must have the Licensed Product cleared for marketing in those countries in which LICENSEE intends to sell Licensed Products by responsible government agencies requiring such clearance. LICENSEE must concurrently file the necessary data which may be required prior to approval. Should LICENSEE terminate this Agreement, it agrees to assign and does hereby assign its full interest and title in such market clearance application, including all associated data to LICENSOR at no cost to LICENSOR. This would include a reversion of rights to LICENSOR of all relevant materials, research information and technology including Patent Rights, technical information, improvements and any other rights whatsoever granted to LICENSEE pursuant to this Agreement by LICENSOR.

ARTICLE VI—KEEPING OF RECORDS

A. LICENSEE must keep full, true, and accurate books of accounts and other records containing all particulars which may be necessary to ascertain and verify properly Net Sales. These include but are not limited to inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products. Such books and records must be preserved for a period not less than six (6) years after they are created, both during and after the term of this Agreement. Upon LICENSOR's request, LICENSEE must permit an independent Certified Public Accountant selected by LICENSOR (except one to whom LICENSEE has some reasonable objection) to have access during ordinary business hours to such of LICENSEE's records as may be necessary to determine, in respect of any period or periods ending not more than five (5) years prior to the date of such request, the correctness of any report made under this Agreement. Nothing herein is construed to limit the authority of the State Auditor of Florida or be contrary to Florida Statutes.

B. At any time during the term of this Agreement, but no more than once per License Year, LICENSOR may request in writing that LICENSEE verify the calculation of any past payments owed to LICENSOR through the means of a self-audit. Within ninety (90) days of the request, LICENSEE must complete a self-audit of its books and records to verify the accuracy and completeness of the payments owed. Within thirty (30) days of the completion of the self-audit, LICENSEE must submit to LICENSOR a report detailing the findings of the self-audit and the manner in which it was conducted to verify the accuracy and completeness of the payments owed. If LICENSEE has determined through its self-audit that there is any payment deficiency, LICENSEE must pay LICENSOR the deficiency along with applicable interest under Article IV(J) with the submission of the self-audit report to LICENSOR.

C. In the event that any examination or audit is conducted pursuant to this Article VI concludes there was an underpayment in royalties due LICENSOR in an amount greater than three percent (3%), LICENSEE must reimburse LICENSOR for any and all expenses incurred by the approved accountant in conducting the examination or audit.

ARTICLE VII—CONFIDENTIAL INFORMATION

A. LICENSOR and LICENSEE each agree for a period of five years from the Effective Date that all information disclosed by one party to the other, if so designated or marked "Confidential" in writing at the time of disclosure, shall: (1) be received in strict confidence; (2) be used only for the purposes of this Agreement; and (3) not be disclosed by the receiving party without the prior written consent of the other party – except if and to the extent that the receiving party can establish by competent proof that such information:

- (a) was in the public domain at the time of disclosure;
- (b) later became part of the public domain through no act or omission of the receiving party;
- (c) was lawfully disclosed to the receiving party by a third party having the right to disclose it;
- (d) was already known by the receiving party at the time of disclosure;
- (e) was independently developed by the receiving party;
- (f) is required by applicable law or regulation or valid court order to be disclosed; or
- (g) was disclosed with the prior written approval of the other party.

If the confidential information is disclosed by one party, orally or visually, to the other party, then the secret nature of the information must first be announced, and the disclosing party shall within thirty (30) days after such initial oral or visual disclosure, send the receiving party a written summary of the disclosure, marked "confidential" with discloser's name included thereon. Failure to do so means the information is not entitled to confidential protection. Notwithstanding the foregoing, the Parties agree that all non-public patent prosecution documents shall be confidential irrespective of marking.

B. Each party's obligation of secrecy hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information.

ARTICLE VIII—PUBLICATION, GOVERNMENT CLEARANCE, OTHER USE, EXPORT DUTIES, COMPLIANCE WITH OTHER LAWS & REGULATIONS

A. LICENSEE represents and accepts that the right of publication resides in the Inventor(s) and other staff of UCF/LICENSOR. Such review will be in no way construed as a right to restrict such publication. LICENSOR will be free to publish the results of any research related to the Patent Rights or Licensed Products (or anything else covered by this Agreement). LICENSOR shall make reasonable effort to provide LICENSEE with a copy of any proposed publication or presentation at least thirty (30) days in advance of submission to allow LICENSEE an opportunity to review the presentation or publication for LICENSEE's confidential information or material which if disclosed would adversely affect or limit LICENSEE's ability to assert or protect any intellectual property rights. LICENSEE must complete its review and provide LICENSOR with any objections in writing within thirty days (30) days of the date that the copy is first provided to LICENSEE. In the absence of timely objection by LICENSEE, LICENSOR is free to proceed without restriction. In the event of a timely written objection by LICENSEE, the parties will negotiate in good faith the removal of the objectionable confidential material or delay publication or presentation to permit filing for intellectual property protection. In no event shall submission, presentation, or publication be delayed more than two (2) months from the date the proposed copy is first provided to LICENSEE.

B. It is agreed that notwithstanding any provisions herein, LICENSOR is free to use the Patent Rights (and anything else covered by this Agreement) for its own non-commercial, educational, teaching, and research purposes and without payment of royalties or other fees and may have UCF do the same.

C. This Agreement is subject to, and LICENSEE will comply with all applicable laws and regulations controlling the export of technical data, laboratory prototypes, and other commodities and technology which may be applicable. Each party acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of Information, technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Company that it shall not export such items to certain foreign countries and/or foreign persons without prior approval of such agency. LICENSOR or UCF neither represent that a license is or is not required or that, if required, it shall be issued.

D. LICENSEE is solely responsible for the payment and discharge of any taxes or duties relating to any transaction of LICENSEE, its employees, contractors, Affiliates, Sublicensees, or agents, in connection with the manufacture, use, or sale in any country of Licensed Product(s).

E. LICENSEE is solely responsible for obtaining all approvals, such as, for example, Underwriters Laboratory (U.L.) approval for Licensed Products, necessary or advisable for sale or use of Licensed Products in the United States and throughout the world, at LICENSEE's sole cost and expense.

F. LICENSEE must comply with all applicable laws and regulations in the manufacture, sale and delivery of Licensed Products, including, but not limited to, marketing, import/export regulations and the antitrust laws.

ARTICLE IX—ENFORCEMENT AND INFRINGEMENT

A. LICENSEE shall promptly notify LICENSOR in writing in the event that it obtains knowledge of infringing activity, or is sued or threatened with an infringement suit, in any country in the Territory as a result of activities that concern the Licensed Patents and shall supply LICENSOR with documentation of at least the identity of the alleged infringer and at least the general basis of the infringing activities that it possesses. In the event LICENSEE takes any action to give notice of or otherwise seek to enjoin infringement, including bringing suit, LICENSEE shall notify LICENSOR promptly, and in advance where reasonably practical, regarding the actions pending or taken, and shall keep LICENSOR reasonably appraised as to the course of any such enforcement matter.

B. While and as long as the LICENSE under this Agreement is effective and this Agreement has not been terminated and has not expired, LICENSEE is empowered, but not obliged:

1. to bring suit in the Field of Use in its own name or, if required by law and authorized in writing by UCF General Counsel, jointly with LICENSOR and with LICENSOR's consent, at LICENSEE'S sole own expense and on its own behalf, for infringement of the Patent Rights;
2. to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature recoverable for such infringement, sharing such financial recovery in the following order: first, applied to LICENSOR's related out of pocket expenses, including legal fees; second, applied to LICENSEE's related out of pocket expenses, including legal fees, and third, distributions to LICENSOR consistent with royalty amounts due LICENSOR under this Agreement; and,
3. to settle any claim or suit for infringement of Patent Rights by granting the infringing party a Sublicense under the provisions of this Agreement, or otherwise upon written authorization from UCF General Counsel.

C. In the event LICENSOR shall bring to the attention of LICENSEE unlicensed infringement of the Patent Rights, then LICENSEE shall, within six (6) months:
1. secure cessation of the infringement; or
2. enter suit against the infringer; or
3. provide LICENSOR with evidence of the acceptance by the infringer of a Sublicense under the Patent Rights.

D.
1. In the event LICENSEE fails to (a) secure cessation of the infringement, (b) enter suit against the infringer, (c) provide LICENSOR with evidence of the acceptance by the infringer of a Sublicense under the Patent Rights, or (d) initiate and pursue or participate in the actions described in this Article IX within sixty (60) days of (i) notification of infringement from LICENSOR or (ii) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, LICENSOR has the right to initiate such legal action at its own expense and LICENSOR may use the name of LICENSEE as a party to uphold the Licensed Patents, if necessary and at LICENSOR's sole discretion. In such case, LICENSEE must provide reasonable assistance to LICENSOR if requested to do so. LICENSOR may settle such actions at LICENSOR's sole discretion, through LICENSOR's counsel. If LICENSEE is joined as a party by LICENSOR in such an action, any additional recovery shall be split equally between LICENSOR and LICENSEE and any recovery under such joint suit only shall first be applied proportionately to reimburse LICENSOR and LICENSEE for out of pocket expenses including legal fees and any remaining recovery shall be, to the extent that a settlement or judgment includes: (1) a cross-license, compulsory license or sublicense, then such cross-license, compulsory license or sublicense shall be subject to the provisions of this Agreement related to royalties and sublicensing; or (2) award of punitive, exemplary or similar damages, then such damages shall be split equally between LICENSOR and LICENSEE.
2. In the event LICENSEE is permanently enjoined from exercising its LICENSE under this Agreement pursuant to an infringement action brought by a third party, or if both LICENSEE and LICENSOR elect not to undertake the defense or settlement of a suit alleging infringement for a period of three (3) months from notice of such suit, then either party has the right to terminate this Agreement in the country where the suit was filed with respect to the Licensed Patents following thirty (30) days written notice to the other party in accordance with the terms of Article X.

E. LICENSEE shall have no right to obligate LICENSOR and/or UCF in any way or cause anything to have a negative impact on LICENSOR and/or UCF or disadvantage to LICENSOR and/or UCF by virtue of any entitlement conveyed above. In the event LICENSEE fails to act in accordance with this section, the LICENSE herein granted to LICENSEE may become voidable, at LICENSOR's reasonable discretion, and LICENSOR has the right to void LICENSEE's rights under this Agreement and to sue for infringement at LICENSOR's own expense and to collect for its own use all damages, profits, and awards of whatever nature recoverable for such infringement.

ARTICLE X—TERM AND TERMINATION

A. Unless previously terminated in accordance with the provision of this Agreement, this Agreement is in force from the Effective Date and remains in effect on a country-by-country basis until the expiration of the last to expire Licensed Patents under this Agreement, provided that LICENSEE continues to meet diligence milestones specified in Article V.

B. LICENSEE has the right to terminate the LICENSE granted herein by this Agreement by written notice to LICENSOR at least sixty (60) days prior to the date such termination is to take effect, but those provisions set forth in below, Survival of Terms survives the termination or expiration of this Agreement, including that any royalties accrued through the date of termination must be paid to LICENSOR within thirty (30) days thereafter.

C. LICENSOR has the right to terminate this Agreement by written notice to LICENSEE, except as provided below in Article X(C)(2), at least sixty (60) days prior to the date such termination is to take effect, for any material breach or default of any of LICENSEE's obligations hereunder including LICENSEE's:

1. failure to meet diligence milestones, unless cured. LICENSEE may request from LICENSOR, where such request shall not be unreasonably withheld: (1) a remedy period for up to sixty (60) additional days for achieving the diligence milestones; or (2) to amend the diligence milestones with mutually agreed upon terms; or

2. failure to make timely payments, including royalties and/or Sublicensing Fees due and payable hereunder, unless LICENSEE cures such failure(s) within one hundred twenty (120) days of receipt of notice from LICENSOR; or

3. reopening any issues previously litigated and/or resolved by any court, agency, tribunal, other forum or this Agreement.

D. Any termination of this Agreement hereunder does not relieve LICENSEE from its obligation under Article IV hereof to make a terminal report or from its liability for payment of royalties on Licensed Products sold or otherwise disposed of hereunder prior to the date of such termination, and does not prejudice the right of LICENSOR to recover any royalty or interest due or accrued at the time of such termination and does not prejudice any cause of action or claim of LICENSOR accrued or to accrue on account of any breach or default by LICENSEE.

E. Any termination of this Agreement hereunder does not prejudice the right of LICENSOR to conduct a final audit of the books and records of LICENSEE in accordance with the provisions of Article VI hereof.

F. In the event an order for relief is entered against LICENSEE under the United States Bankruptcy Code, or for insolvency or an order appointing a receiver for substantially all of LICENSEE's assets is entered by a court of competent jurisdiction, or LICENSEE makes an assignment for the benefit of creditors, or a levy of execution is made upon substantially all of the assets of LICENSEE and such levy is not quashed or dismissed within thirty (30) days, this Agreement automatically terminates effective on the date of such order or assignment or, in the case of such levy, the expiration of such thirty (30) day period; provided, however, that such termination does in no way impair or prejudice any right of remedy that LICENSOR might have under this Agreement.

G. Upon mutual agreement by both parties, both parties may mutually terminate or modify this Agreement in writing.

H. In the event of expiration of this Agreement or termination by either Party, LICENSEE warrants and represents that all right, title and interest to all relevant materials, research information and technology, including Licensed Patents, Patent Rights, technical information, new inventions and any other rights whatsoever granted to LICENSEE pursuant to this Agreement by LICENSOR immediately reverts to LICENSOR without any further notice or action by LICENSOR.

ARTICLE XI—TRANSFERABILITY OF RIGHTS AND LICENSES

A. Neither party shall assign or transfer any interest in this Agreement nor assign any claims for money due or to become due under this Agreement without the prior written approval of the other party. Notwithstanding the foregoing, LICENSEE may assign this agreement, subject to Article XI(B), (i) to a subsidiary or other Affiliate; or (ii) to a third party in connection with the transfer or sale of all or substantially all of its assets or in the event of its merger or consolidation.

B. Prior to any assignment, the following conditions must be met: (A) LICENSEE must give LICENSOR 30 days prior written notice of the assignment, including the new assignee's contact information; and (B) the new assignee must agree in writing to LICENSOR to be bound by this Agreement.

C. Upon a permitted assignment of this Agreement pursuant to this Article, the term "LICENSEE" in this Agreement will mean the assignee.

D. LICENSOR may assign this Agreement or any part thereof to its legal representatives, successors, and those acting on its behalf or in affiliation with it.

ARTICLE XII—PATENT PROSECUTION AND MAINTENANCE

A. LICENSOR has final authority over selection of patent attorneys and all decisions concerning filing and prosecution of patents and applications comprising Patent Rights subject to the provisions of this Agreement. LICENSOR has no obligation to prosecute or to continue prosecuting or maintaining patents and patent applications. LICENSOR shall keep LICENSEE reasonably informed of its filing, prosecution and maintenance activities, shall promptly provide LICENSEE with copies of all relevant correspondence and filings with the relevant patent agencies concerning Patent Rights, and shall give LICENSEE the opportunity to comment on major decisions concerning such activities, including providing LICENSEE with proposed submissions thereto reasonably in advance and giving due consideration to LICENSEE'S comments with respect thereto. LICENSOR shall also use reasonable efforts to prepare or amend any applications comprising Patent Rights and Optioned Patent Rights to include claims requested by LICENSEE and reasonably required to protect the technology licensed under this Agreement, provided that LICENSEE must pay all reasonable patent prosecution costs in connection with any such request, and such patent prosecution costs are not intended and are not part of the past patent expenses referenced in Article IV(A).

B. LICENSEE represents and accepts that all reasonable future costs of preparing, filing, prosecuting, defending, and maintaining all patent applications and/or patents, including infringement, interferences and oppositions, and all corresponding foreign patent applications and patents covered by Patent Rights are borne by LICENSEE, and such future costs are not intended and are in no way included with the patent expenses waived in view of equity in Article IV(A).

C. LICENSEE's obligation to pay reasonable future patent expenses (arising after the Effective Date of this Agreement) specified in Article XII continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent upon sixty (60) days written notice to LICENSOR. LICENSEE must use reasonable efforts to curtail patent costs when such a notice is sent. LICENSEE must promptly pay patent costs when such notice is sent. Commencing on the effective date of such notice, LICENSOR may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, and LICENSEE does not have rights in any such patents or licenses thereunder.

D. LICENSOR has the right to file patent applications at its own expense in any country or countries in which LICENSEE has not requested LICENSOR to apply for Patent Rights or in which LICENSEE's Patent Rights hereunder have terminated, and such applications and resultant patents are not be subject to this Agreement and may be freely licensed by LICENSOR to others.

E. If the LICENSOR decides to allow a patent or patent application of the Patent Rights to lapse or become abandoned, the LICENSOR shall inform the other party in writing of its intention at least sixty (60) days before the date on which said patent or patent application is due to lapse or become abandoned. Upon receipt of the notice, LICENSEE may notify LICENSOR in writing of its desire to become lead for prosecuting and maintaining said patent or patent application and its selection of counsel, and both parties shall reasonably cooperate to transfer said patent or patent application to the counsel indicated. The parties understand and agree that such a change of prosecution lead shall not otherwise expand or diminish either party's rights as to the relevant patent or patent application.

ARTICLE XIII—DISCLAIMER OF PATENT WARRANTY

A. LICENSOR or UCF do not warrant that any Patent Rights licensed hereunder is or will be patentable, marketable, valuable, or otherwise subject to commercialization.

B. Nothing contained in this Agreement is construed as a warranty or representation that the use of the Patent Rights will be free from infringement of patents or other intellectual property or proprietary rights of third parties.

C. Nothing contained in this Agreement is construed as an obligation of LICENSOR or UCF to bring or to prosecute actions or suits against third parties for infringement of any patent, or as an obligation by LICENSOR or UCF to defend any actions brought by any third party(s) alleging infringement of or claims of damages in respect to any intellectual property or other proprietary right of such third party(s).

D. In the event LICENSEE should be required to defend itself against any infringement claims, actions or suits of any third party(s) as a consequence of LICENSEE's use of any Patent Rights furnished by LICENSOR hereunder, LICENSOR shall provide at LICENSEE's request reasonable assistance and cooperation with respect to each infringement claim, action or suit in which LICENSEE may become involved during the life of this Agreement at LICENSEE's expense.

E. THE PATENT RIGHTS AND ALL OTHER INFORMATION, WHETHER VERBALLY OR IN WRITING, PROVIDED TO THE LICENSEE UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS-IS" BASIS. LICENSOR AND/OR UCF MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF PATENT CLAIMS ISSUED OR PENDING. FURTHER, LICENSOR AND/OR UCF MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT THE USE OF THE INVENTION OR ANYTHING ELSE LICENSED HEREUNDER WILL NOT INFRINGE ANY PATENT AND/OR OTHER INTELLECTUAL PROPERTY OR PROPRIETARY RIGHT OF A THIRD PARTY. LICENSOR AND UCF ASSUME NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS AFFILIATES, SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF LICENSED PRODUCTS, INCLUDING THOSE INCORPORATING OR MADE BY USE OF THE INVENTIONS LICENSED UNDER THIS AGREEMENT.

ARTICLE XIV—INDEMNITY

A. LICENSOR, as a direct support organization and instrumentality of and UCF, is entitled to limited sovereign immunity, subject to Section 768.28, Florida Statutes, and LICENSOR and UCF assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of their respective officers, employees, servants, and agents thereof while acting within the scope of their employment. LICENSEE assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of LICENSEE's officers, employees, servants, and agents. UCF as a state supported University is self-funded for liability insurance, both public and property, with said protection being applicable to officers, employees, servants, and agents while acting within the scope of their employment by UCF. The Parties further agree that nothing contained herein shall be construed or interpreted as (1) denying to either party any remedy or defense available to such party under the laws of the State of Florida: (2) the consent of the State of Florida or its agents and agencies to be sued; or (3) a waiver of sovereign immunity of the State of Florida beyond the waiver provided in Section 768.28, Florida Statutes.

B. In no event will either party be responsible for any incidental damages, consequential damages, exemplary damages of any kind, lost goodwill, loss profits, lost business and/or any indirect economic damages whatsoever regardless of whether such damages arise from claims based upon contract negligence, tort (including strict liability or other legal theory), breach of any warranty or term of this agreement, and regardless of whether a party was advised or had reason to know of the possibility of incurring such damages in advance.

C. LICENSEE shall indemnify, defend and hold LICENSOR, UCF, the UCF Board of Trustees, the State of Florida and the Florida Board of Governors and their respective employees, agents, officers and servants and all

UCF faculty and Inventors and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from utilization of the Patent Rights licensed to LICENSEE hereunder in the design, production, manufacture, sales, use, lease, consumption or advertisement of the Licensed Products by: LICENSEE or arising from any obligations of LICENSEE hereunder; any user or purchaser of Licensed Products manufactured by LICENSEE or on behalf of LICENSEE; or by any Affiliate(s) or Sublicensee(s) of LICENSEE, arising out of, connected with, or resulting from this Agreement, or from the design, manufacture, sale, operation or use of Licensed Products or components thereof.

D. LICENSEE must for the term of this Agreement maintain Comprehensive General Liability Insurance, including Products Liability Insurance, to cover the activities of LICENSEE. Such insurance coverage must list LICENSOR, the University of Central Florida Board of Trustees, the University of Central Florida, and the Inventors of the Licensed Patents as additional insureds and such policies must be acceptable to LICENSOR. Prior to seeking Regulatory Approval or before the first use of a Licensed Product with a human patient, LICENSEE will present evidence to LICENSOR that the coverage is being maintained with LICENSOR, the University of Central Florida, the University of Central Florida Board of Trustees and its Inventors listed as additional insureds. In addition, LICENSEE must provide LICENSOR with at least thirty (30) days prior written notice of any change in or cancellation of the insurance coverage.

E. LICENSOR or UCF has no obligation, express or implied, to supervise, monitor, review, or otherwise assume responsibility for the production, manufacture, testing, marketing, or sale of any Licensed Product.

F. LICENSOR or UCF has no liability whatsoever related to LICENSEE or any third party activities for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from the following:

1. the production, use or sale of any Licensed Product
2. the use of the Patent Rights
3. any advertising or other promotional activities with respect to any of the foregoing.

ARTICLE XV-REMEDIES

LICENSEE understands and agrees that LICENSOR shall suffer irreparable harm in the event that LICENSEE or its managers, members, officers, employees, agents, accountants, financial counselors, Affiliates, Sublicensees, and/or attorneys breach any of the obligations under this Agreement, and that monetary damages shall be inadequate to compensate for such breach. Accordingly, LICENSEE agrees that in the event of breach or threatened breach by LICENSEE, an Affiliate, or Sublicensee, of any of the provisions of this Agreement, LICENSOR, in addition to and not in limitation of any other available rights, remedies, or damages, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by LICENSEE or its employees, servants, agents, Affiliates, Sublicensees, and/or any and all persons directly or indirectly acting for LICENSEE.

ARTICLE XVI-LIMITATION OF DAMAGES

In no event will LICENSOR or UCF be responsible for any direct, indirect, incidental damages, consequential damages, exemplary damages of any kind, lost goodwill, lost profits, lost business and/or any indirect economic damages whatsoever regardless of whether such damages arise from claims based upon contract, negligence, tort (including strict liability or other legal theory), a breach of any warranty or term of this Agreement, and regardless of whether it was advised or had reason to know of the possibility of incurring such damages in advance.

ARTICLE XVII—JUDGMENTS

If, in any proceeding in which the validity or infringement of any of the aforesaid Licensed Patents is(are) at issue, a judgment or decree is entered which becomes not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal (hereinafter referred to as an "Irrevocable Judgment"), the construction placed upon any such claim by any such Irrevocable Judgment shall be thereafter followed not only as

to such claim but as to all claims to which such construction applies, with respect to acts occurring thereafter; and, if such Irrevocable Judgment holds any claim invalid, LICENSEE is relieved thereafter from including in its reports hereunder Licensed Products sold thereafter where there is royalty liability only by reason of such claim or any other claim in which such Irrevocable Judgment is applicable, and from the performance of those other acts which may be required by this Agreement only because of such claim.

ARTICLE XVIII—PATENT MARKINGS

A. LICENSEE shall mark all Licensed Products made, used, offered for sale, sold, imported, exported, or otherwise disposed of under the terms of this Agreement, and/or their containers, in accordance with applicable patent marking laws.

B. In the event that LICENSEE fails to act in accordance with this section, and damage recovery is limited as a result of LICENSEE's inaction, LICENSEE shall be obligated to LICENSOR for any and all damages that would have otherwise been awarded and recovered but for the absence of the marking.

C. In the event that LICENSEE is assessed a civil penalty or becomes obligated for damages to a third party who has suffered a competitive injury as a result of LICENSEE marking activities, LICENSEE shall be solely responsible for such penalty or damages, as well as any and all attorney fees and legal costs related thereto.

ARTICLE XIX- DISPUTE RESOLUTION PROCESS

A. If the parties hereto are unable to settle any dispute arising under this Agreement between themselves within forty-five (45) days of written notice of such dispute, either party may initiate mediation upon written notice to the other party. If the parties have not reached a settlement within forty-five (45) days of the initiation of the mediation, then either party may initiate the formal dispute resolution process described in this section. The parties shall share the cost of the mediator and each party shall bear its own cost of mediation.

B. Whenever a party shall decide to institute the dispute resolution process under this Article, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the dispute resolution process for a period of sixty (60) days following such notice. During such period, the parties shall continue to make good faith efforts to amicably resolve the dispute without the dispute resolution process set forth in this Article. If the parties are still unable to resolve their disputes by the end of the sixty (60) day period, the parties establish the following dispute resolution process.

C. In no event shall a demand for dispute resolution be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each resolution hereunder shall be final and binding on the parties and shall be enforceable in any court.

D. Except as otherwise provided herein but in any case without waiver of applicable sovereign immunity or limits of liability beyond any statutory limited waiver:

1. the factual and legal basis for the dispute shall be set forth in writing by the asserting party;

2. the parties shall negotiate in good faith for an additional twenty (20) business days to resolve the dispute;

3. the retained counsel of each party will select an independent individual experienced in the subject matter relating to the dispute as the decision maker, and the three will reach an agreed-upon fee to be charged by the decision maker. The parties shall share equally in the fees of the decision maker;

4. the respective positions will be presented to the decision maker by the retained attorneys in written briefs within ten business days of selection and in oral argument within twenty (20) business days of selection;

5. based on the presentations, the decision maker will declare, in writing and within ten (10) business days of the oral argument, the winning party, the losing party, the relief due the winning party from the losing party (if appropriate);

6. the losing party will, within ten (10) business days, abide by the decision and pay the amount awarded by the decision maker with each party to be responsible for their own costs and expense of dispute resolution under this Article; and

7. the decision maker shall have the power and authority to grant injunctive or equitable relief and to order a party to take certain affirmative action.

8. All mediation and formal dispute resolution proceedings under this Article shall be held in Orange County, Florida.

ARTICLE XX—MISCELLANEOUS

A. Non-Use of Names

1. LICENSEE shall not use the name of UCFRF or UCF, or any trademark, trade device, service mark, symbol, or any abbreviation, contraction, or simulation thereof, owned by UCFRF or UCF, nor the names of any employees, or any adaptation thereof, in any advertising, promotional, or sales literature without prior written consent obtained from an authorized officer of UCFRF or UCF in each case.
2. LICENSEE may state that it is licensed by UCFRF under one or more of the patents and/or patent applications comprising the Patent Rights.

B. Notices: All notices provided for in this Agreement must be given in writing and are effective when addressed to the parties respectively at the below addresses and: (1) served by personal delivery; (2) deposited, postage prepaid, as Registered or Certified Mail with the U.S. Postal Service; or (3) deposited with a reputable courier service

For UCFRF:	For LICENSEE:
Notice and reporting contact Director, Technology Commercialization University of Central Florida Office of Research & Commercialization 12201 Research Parkway, Suite 501 Orlando, FL 32826-3252 Payment contact: Micraf Tadesse UCFRF Assistant Director of Finance Micraf.Tadesse@ucf.edu Phone: 407-823-0521	President Hesperos, Inc. 3259 Progress Drive Orlando, Florida 32826

or to other such address as LICENSEE or LICENSOR, respectively, may later fix by written notice to the other.

C. Waiver. No failure or delay by a party hereto to insist on strict performance of any term of this Agreement, or to exercise any right or remedy consequent to a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any breach hereunder shall affect or alter the remaining terms of this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. The remedies provided in this agreement are cumulative and not exclusive of the remedies provided by law or in equity.

D. Titles and Construction: All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions. For all purposes of this Agreement, all defined terms will be deemed to include both

the singular and the plural, as the context may require, and all pronouns will be deemed to refer to the masculine, feminine and neuter, and the singular and plural, as the identity of the person referred to may require. The words "include" and "including" mean "but not limited to" and "without limitation".

E. Severance: Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void, or unenforceable, the validity, legality, or enforceability of any other clause or portion of this Agreement will not be affected thereby.

F. LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by LICENSOR, UCF or any of their employees to enter into this Agreement, and further warrants and represents that (1) it has concluded sufficient due diligence with respect to all items and issues pertaining to this Agreement; and (2) LICENSEE has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct due diligence, and accepts all risks inherent herein.

G. In the case of any inconsistency between this Agreement and the Research Agreement in Appendix G, the Research Agreement shall govern.

H. Entire Agreement:

1. This instrument contains the entire and only agreement between the parties regarding the Licensed Patents.
2. This Agreement merges all prior discussions related to the Patent Rights between the parties and neither party is bound by conditions, definitions, warranties, understandings, or representations regarding the Licensed Patents unless otherwise provided in this Agreement or as otherwise provided later in writing and signed by the authorized agents of the parties. Business documents such as purchase orders and invoices shall be honored for the purposes hereinabove described; Otherwise such documents shall be used for tracking purposes only and shall not be used at any time to modify or amend the terms and conditions of this agreement.
3. This Agreement (including any exhibits, schedules and attachments hereto) may be amended, modified or supplemented only by a written instrument executed by both of the parties hereto which states that it is intended to amend this Agreement.

I. Regulatory Compliance:

1. The parties must comply with Titles VI and VII of the Civil Rights Act of 1964 Title IX of the Education Amendments of 1972, Section 504 of the Rehabilitation Act of 1973, Executive Order 11,246, the Americans with Disabilities Act of 1990 and the related regulations to each. Each party assures that it will not discriminate against any individual including, but not limited to, employees or applicants for employment and/or students because of race, religion, creed, color, sex, age, disability, veteran status, ancestry, physical handicap, or national origin.
2. The parties also agree to take affirmative action to ensure that applicants are employed, and that employees are treated during their employment, without regard to their race, religion, creed, color, sex, disability, ancestry, physical handicap, age or national origin. Such action includes, but shall not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection available to employees and applicants for employment.
3. LICENSEE warrants that no part of the total contract amount provided herein shall be paid directly or indirectly to any officer or employee of the State of Florida as wages, compensation, or gifts in exchange for acting as officer, agent, employee, subcontractor, or consultant to the LICENSEE in connection with any work contemplated or performed relative to this Agreement.

J. Survival of Terms: The provisions of Articles I, III(B), VI, VII, VIII (except that under VIII(A), only the first sentence survives and VIII (B-F) survive in their entirety), X (D), (E) and (H), XII (solely with respect to LICENSEE completing its payment obligations to LICENSOR), XIII, XIV, XV, XVI, XVII, XVIII, XIX and XX survive the expiration or termination of this Agreement.

K. Governing Law and Jurisdiction: This Agreement shall be interpreted in accordance with the laws of the State of Florida. The Parties agree that jurisdiction and venue for any action arising under this Agreement shall lie exclusively within either the state courts of Florida located in Orange County, Florida or the United States District

Court for the Middle District of Florida, Orlando Division. The parties specifically waive the right to any other jurisdiction and venue, and the defense based on inconvenient forum.

L. Force Majeure: Except as otherwise provided herein, neither party shall be obligated to perform, and neither party shall be deemed to be in default of its performance, if prevented by: (a) fire, earthquake, hurricane, wind, flood, act of God, riot, or civil commotion (b) any law, ordinance, rule, regulation, or order of any public or military authority stemming from the existence of economic or energy controls, hostilities, war, or governmental law and regulation, or (c) labor dispute which results in a strike or work stoppage affecting the performance under this agreement.

M. Each party shall be deemed to be and shall be an independent contractor and, as such, each shall not be entitled to any benefits applicable to employees of the other party. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

N. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same agreement. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

O. The recitals in the Preamble to this Agreement are true and correct and form a material part of this Agreement upon which the parties have relied.

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate seals to be hereunto affixed and duly attested and these presents to be signed by their respective duly authorized officers.

LICENSOR:
UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.

Signature: [signature]

By: Dr. Thomas O'Neal

Title: Vice President

Date: 10/08/2015

LICENSEE:
HESPEROS, INC.

Signature: [signature]

By: Michael L Shuler

Title: CEO & President

Date: 10/7/2015

Approved as to Form and Legality
[initials] 10/6/2015

Reviewed by OTT: [initials] 10/7/15

APPENDIX A
PATENT RIGHTS

UCF ID #	Docket #	Serial #	Inventors	Filing/Issue Date
32236	10613-023PV1	61/684,168	James Hickman	8/17/2012
32726	10613-023PV2	61/789,184	James Hickman	3/15/2013
32808	10613-023WO1	PCT/US13/55433	James Hickman	8/16/2013
32829	10613-023WO2	PCT/US13/55617	James Hickman	8/19/2013
33217	10613-023US1	14/422,082	James Hickman	2/17/2015
33218	10613-023EP1	13829508.4	James Hickman	3/17/2015
33219	10613-023JP1	JP 2015-527683	James Hickman	2/16/2015
31608	10613-019PV1	61/252,195	James Hickman, Peter Molnar, Anupama Natarajan	10/16/2009
31640	10613-019PV2	61/257,504	James Hickman, Peter Molnar, Anupama Natarajan	11/3/2009
32016	10613-019US1	12/938,701	James Hickman, Peter Molnar, Anupama Natarajan	11/3/2010
31474	10613-011PV1	61/159,851	James Hickman	3/13/2009
31644	10613-011PV2	61/259,715	James Hickman, Kerry Wilson	11/10/2009
31794	10613-011US1	12/661,323	James Hickman	3/15/2010
32665	10613-026PV1	61/758,628	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	1/30/2013
32927	10613-026WO1	PCT/US14/13903	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	1/30/2014
32723	10613-026PV2	61/790,061	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	3/15/2013
33305	10613-026US1	TBD - US	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	TBD
33307	10613-026EP1	TBD - EP	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	TBD
33306	10613-026CA1	TBD - CA	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	TBD
31541	10613-012PV1	61/171,958	James Hickman	4/23/2009
31821	10613-012US1	8,815,584	James Hickman, Mainak Das	8/26/2014
33024	10613-012US2	14/299,802	James Hickman, Mainak Das	6/9/2014
31838	10613-013PV1	61/331,999	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	5/6/2010

32132	10613-013US1	13/102,672	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	5/6/2011
31839	10613-014PV1	61/332,003	James Hickman, Xiufang Guo	5/6/2010
32144	10613-014WO1	PCT/US11/35585	James Hickman, Xiufang Guo	5/6/2011
33052	10613-014US2	14/453,207	James Hickman, Xiufang Guo	8/6/2014
32604	10613-014US1	8,835,168	James Hickman, Xiufang Guo	9/16/2014
32605	10613-014CA1	2,798,777	James Hickman, Xiufang Guo	11/6/2012
32606	10613-014EP1	11772857.6	James Hickman, Xiufang Guo	11/19/2012

APPENDIX A1
OPTIONED PATENT RIGHTS

UCF ID #	Docket #	Serial #	Inventors	Filing/Issue Date
32727	10613-028PV1	61/789,587	James Hickman	3/15/2013
32971	10613-028US1	14/214,822	James Hickman	3/15/2014
31688	10613-020PV1	61/301,669	James Hickman, Peter Molnar, Frank Sommerhage, Jonathan Hood, Jerry Jenkins	2/5/2010
32073	10613-020WO1	PCT/US2011/23921	James Hickman, Peter Molnar, Frank Sommerhage, Jonathan Hood, Jerry Jenkins	2/7/2011
32476	10613-020CA1	2,788,905	James Hickman, Peter Molnar, Frank Sommerhage, Jonathan Hood, Jerry Jenkins	8/3/2012
32477	10613-020EP1	11740493.9	James Hickman, Peter Molnar, Frank Sommerhage, Jonathan Hood, Jerry Jenkins	9/4/2012
32475	10613-020US1	13/576,442	James Hickman, Peter Molnar, Frank Sommerhage, Jonathan Hood, Jerry Jenkins	8/1/2012
31539	10613-016PV1	61/181,718	James Hickman, Peter Molnar, Kucku Varghese	5/28/2009
31868	10613-016WO1	PCT/US2010/36336	James Hickman, Peter Molnar, Kucku Varghese	5/27/2010
32327	10613-016US1	13/322,911	James Hickman, Peter Molnar, Kucku Varghese	11/28/2011
31542	10613-015PV1	61/171,968	James Hickman	4/23/2009
31820	10613-015US1	12/765,399	James Hickman, Mainak Das, John Rumsey	4/22/2010

APPENDIX B
DEVELOPMENT PLAN

A development plan of the scope outlined below must be submitted to LICENSOR by LICENSEE prior to the execution of this agreement. In general, the plan should provide LICENSOR with a summary overview of the activities that LICENSEE believes are necessary to bring products to the marketplace.

I. Development Program

A. Development activities to be undertaken

Hesperos has a unique multi-organ chip platform technology that offers reproducibility, quantitation, high functional sensitivity, and represents individual variations in drug response as a simple, cost-effective service. Hesperos' services can be utilized to filter the vast number of hits and leads evaluated on a daily basis by pharmaceutical companies or customized to address a specific need from a company. As a platform technology, there are many drug discovery applications that can be developed. As a small company, we have limited resources to address this multitude of applications and will initially focus on toxicology studies for the cosmetics industry to produce cash flow as well as analytic drug development services for the pharmaceutical industry.

B. Major Milestones

1. *Within 6 months of signing.* Apply for additional funding, e.g. SBIR, government grant, etc.

2. *Within 6 months of signing.* Enter talks with commercial entity to obtain commercial contract.

3. *Within 9 months* offer services online.

4. *Within 12 months of signing.* Start performing services for first commercial contract.

5. *Within 24 months of signing.* Obtain second commercial contract.

6. *Within 84 months of signing.* Exceed $1 Million in total sales and/or funding received.

7. *Within 120 months of signing.* Exceed $5 Million in total sales and/or funding received.

II. Governmental Approval

A. Types of submissions required and to which Government agency, e.g., FDA, EPA, etc.

GLP regulations do not apply to nonclinical feasibility studies conducted in the early phases of product development or nonclinical effectiveness studies as the Hesperos service provides. Guidance from the FDA is clarifying (*see The Applicability of Good Laboratory Practice in Premarket Device Submissions: Questions and Answers - Draft Guidance for Industry and Food and Drug Administration Staff* Document issued on: August 28, 2013) affirms that the GLP regulations only apply to nonclinical laboratory studies that support research or marketing applications which Hesperos will not become involved with at this time. As stated in 21 CFR 58.3(d), "nonclinical laboratory study" does not include "basic exploratory studies carried out to determine whether a test article has any potential utility". Therefore, basic exploratory studies carried out to determine whether a device has any potential utility, or to determine physical or chemical characteristics of a device, are not subject to the GLP regulations (21 CFR 58.3(d)).

III. Proposed Market Approach

By 2017, the global market for ADME Toxicology testing is expected to exceed $10B, with the US Market for In-Vivo Toxicology testing alone expected to hit $1B by 2015 according to the data from the Global

Industry Analysts (GIA). "The increasing number of drug targets and volume of assay points in drug discovery process are necessitating the need for identifying and eliminating potential hits with high ADME and Toxicity profiles," the report added. Toxicology testing has taken on a new national importance in the United States, with the announcement by President Barack Obama that the National Institutes of Health (NIH) and the Defense Advanced Research Projects Agency to collaborate on the development of a new chip to determine the toxicity of compounds both more quickly and efficiently than current methods.

Hesperos intends to establish itself as a leader in the multi-organ chip, microphysiological systems segment of this larger In-Vivo Toxicology market. We have over 20 years of experience in multi-organ body-on- a-chip systems and the only company that has multiple organs in a serum-free flow system that is low cost so this gives us a clear marketing advantage. The initial strategic markets for the Hesperos technology are defined by the market "pull" for low-cost rapid services for toxicology, both for pharmaceutical industry and for the cosmetics industry. It will utilize revenue from its Toxicology service to expand its ADME predictive platform for determining efficacy through phenotypic platform development for drug discovery purposes.

Marketing and sales strategy: Hickman already has services under contract through his UCF research lab with pharmaceutical companies and Hesperos is in negotiations with other companies and we will continue to market these through personal one on one meetings, contacts from presentations at professional meetings and Internet branding. The marketing strategy will also seek to create developmental partnerships that focus on specific disease targets by educating pharmaceutical and biotechnology companies about the benefits of the Hesperos test systems.

IV. Competitive Information

The drug discovery industry is dominated by a handful of large global multilateral corporations complimented by hundreds of small to medium sized biotechnology companies while organ-on-a-chip service companies are a newly created market niche. This science has reached a tipping point and has generated a number of competitors, most of which have emerged from the University setting. The non-organ cellular *in vitro* toxicology testing market is a highly fragmented one and the analysis they provide has moved forward many compounds that have failed once they have entered human clinical trials. It is our belief that the increased specificity of multi-organ systems chip that our and other platforms provide will surpass many of these existing cellular assay systems due to the high information content of multi-organ systems, and we have already observed this with our 4-organ platform. Even so, these existing CROs are a force to be reckoned with and there are large, well-funded, corporate entities among this group which includes: Agilent Technologies (U.S.); Alere, Inc. (U.S.); Bio-Rad (U.S.); BioReliance (Sigma Aldrich) (U.S.); Catalent Pharma Solutions (U.S.), Charles River Laboratories (U.S.), Covance (U.S.), Cyprotex (U.K.), Eurofins Scientific, Inc. (U.S.); GE Healthcare (U.K.); Life Technologies Corporation (Thermo Fisher Scientific) (U.S.); and Quest Diagnostics (U.S.). On a positive note the existence of these large companies in this market space creates the possibility of securing strategic partnerships with one or more of these companies who seek to obtain access to multi- organ chip technology once these platforms are refined, validated, and scaled for commercial utilization.

For the sake of this analysis, it is helpful to review the small number of newly created companies in the evolving single or multi-organ chip market space. However, we will not address the research being done at Universities as this is numerous and has uncertain commercial potential. It should be noted in our analysis we are going by what is posted on websites or from information gleaned from conferences and our analysis is bound to be incomplete as we do not have access to all company information. As shown in the table below, the company Emulate figures prominently in that they have been spun off from the well-funded Wyss Institute at Harvard University. Our current competitive status against select competitors in the Organ-on-a-Chip market is summarized in the Table below:

Competitor	Product	Hesperos advantage
Emulate	No product or service yet defined publically	1. Emulate scientists have not demonstrated integration of functional tissues in a body-on-a-chip type platform. 2. Hesperos' patented serum-free platform is unique and provides robust test-retest reliability, a feature Emulate does not currently possess. 3. Hesperos' scientists have created the only documented 4-organ system and we have strong evidence that an 8-organ system with defined medium can be created, which is well beyond what Emulate currently can create. 4. Hesperos utilizes a pumpless system, Emulate utilizes a pumped system. We estimate that Hesperos' system will be far less expensive and provide higher throughput. Hesperos has organ modules that contain functional readouts of electrical activity. Should functional tissues be a 5th component?
HemoShear	Vascular & Liver systems	Hesperos' has the advantages of # 1-4 as discussed above. Note that HemoShear utilizes an *in vitro* bioreactor model, which is not a true Organ-on-a-Chip platform; therefore multiple organ systems are not possible.
HuREL	HuRELflow	Hesperos has the advantages of # 2-4 as discussed above. However, HuRel has already marketed systems including a liver/skin co-culture system in serum, but is not a service company.
TissUse	Multi-Organ-Chip Platform	Hesperos has the advantages of # 1-4 as discussed above.
Mimetas	OrganoPlate 9601	Hesperos has the advantages of # 1-3 as discussed above. Additionally Mimetas focuses on single organ microwell platform, which constrains it to mono-organ analysis with similar sensitivity as cellular systems.
SciKon	SciFlow	Hesperos has the advantages of # 1-4 as discussed above. Additionally SciKon focuses on single organ microwell platform, which constrains it to mono-organ analysis.
Vala Sciences	KIC™ Arrhythmogenic Liability Screening	Hesperos has the advantages of # 2-4 as discussed above. Vala Sciences only utilizes a single tissue, cardiac in this case, which limits the scope of the analysis.
ACEA Biosciences	ACEA's xCELLigence System	Hesperos has the advantages of # 2-4 as discussed above. ACEA Biosciences only utilizes a single tissue, cardiac in this case, which limits the scope of the analysis.
RegeneMed	*RegenTOX*	Hesperos has the advantages of # 1-4 as discussed above.
Hepregen	*HepatoPac*	Hesperos has the advantages of # 1-4 as discussed above.
Solidus	*DataChip*	Hesperos has the advantages of # 1-4 as discussed above.
Cell ASIC	*ONIX Live Cell Analysis*	Hesperos has the advantages of # 1-4 as discussed above.

APPENDIX C
DEVELOPMENT REPORT

When appropriate, indicate estimated start date and finish date for activities.

A. Date Development Plan Initiated and Time Period Covered by this Report.

B. Development Report (4-8 paragraphs).

1. Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2. Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C. Future Development Activities (4-8 paragraphs).

1. Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2. Estimated total development time remaining before a product will be commercialized.

D. Changes to Initial Development Plan (2-4 paragraphs).

1. Reasons for change.
2. Variables that may cause additional changes.

E. Items to be provided if Applicable:

1. Information relating to Licensed Products that has become publicly available, e.g., published articles, competing products, patents, etc.

2. Development work being performed by third parties, other than LICENSEE, to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3. Update of competitive information trends in industry, government compliance (if applicable) and market plan.

4. Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products or the Licensed Patents.

PLEASE SEND DEVELOPMENT REPORTS TO:
University of Central Florida Research Foundation
Attn: Director of Technology Transfer
12201 Research Parkway, Suite 501
Orlando, FL 32826-3246

CONFIDENTIAL

Appendix D
UCFRF PAYMENT AND MILESTONE REPORT

Licensee: ______________________________
Agreement Number: ______________
Period Covered: From: / / Through: / /
Prepared By: ______________________________
Approved By: ______________________________
Report Currency: ____________
Product Line: ________________

Country	*Volume of Sales (Month 1)*	*Volume of Sales (Month 2)*	*Volume of Sales (Month 3)*	*Total Gross Sales* *	*Less Deductions** *	*Net Sales*	*Royalty Rate*	*Royalty Amount*	*Conversion Rate*	*Total Royalty in US $*
TOTAL:										

If license covers several major product lines, please prepare a separate report for each product line. Then combine all product lines into a summary report.

* Gross sales represent amount invoiced or billed to a third party.
** On a separate page, please itemize all deductions and indicate the reasons for such deductions. Permitted deductions are listed in the License Agreement. Also note any unusual occurrences that affected royalty amounts during this period. To assist UCFRF's forecasting, please comment on any significant expected trends in sales volume.

The following royalty forecast is non-binding and for UCFRF's internal planning purposes only:

Next Semi-annual: ________ Q2: ________ Q3: ________ Q4: ________

ROYALTY REPORT FORM

Please also complete a separate form for each AFFILIATE and Sublicensee for each product sold.

Submitted by: ______________________________ *(Company Name)*

Submit to:

University of Central Florida Research Foundation
Attn: Director of Technology Transfer
12201 Research Parkway, Suite 501
Orlando, FL 32826-3246

Report Period: Beginning date: ____________ Ending date: ____________

Product Number and Description

CONFIDENTIAL

LICENSEE submits the following royalty report for the period indicated above.

A. Annual minimum royalty amount due this license year $__________

B. Less royalties previously paid this license year

(1) January – March $__________

(2) April – June $__________

(3) July – September $__________

(4) October - December $__________

(5) Total payments to date $(__________)

C. REPORT PERIOD

(1) Units of product sold __________

(2) Sales price per unit $__________

(3) Gross sales of product (1 x 2) $__________

(4) Less allowable deductions $(__________)

(5) Net sales of product sold (3 – 4) $__________

(6) Running royalty rate __________

(7) **Royalty payment due this period (5 x 6)** $__________ $(__________)

(Enclose remittance made payable to University of Central Florida Research Foundation, Inc.)

D. Remaining annual minimum royalty amount due: (A – B(5) – C(7)) $__________

For Office Use Only

Account no. – Disc. no. __________

Check number __________

Check date __________

____

Authorized Signature

____

Printed Name

____

Title

____

Date

APPENDIX E
Royalty Waiver Agreement

This Agreement is made by and between the University of Central Florida Research Foundation, Inc. ("UCFRF"), having an address and place of business at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826-3246 and Dr. James Hickman, who at the time of invention was a Professor of NanoScience Technology, Chemistry, Biomolecular Sciences, and Electrical Engineering, and who holds the Chief Scientist position at Hesperos, Inc. ("LICENSEE").

WHEREAS, LICENSEE desires to enter into a Patent License Agreement for technology developed at the University of Central Florida ("UCF") in whole or in-part by inventor;

NOW, THEREFORE, in consideration of the premises and mutual benefits arising from the Patent License Agreement, and the applicable employment terms set forth in the University of Central Florida Regulations, Policies, and Collective Bargaining Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

For the duration of the Patent License Agreement including any extensions or assignments thereof, if applicable, any royalties, license fees, stock issuances or other payments (collectively, "License Royalties") received by UCFRF shall not be distributed to INVENTOR. Because INVENTOR is a Chief Scientist of LICENSEE, INVENTOR hereby unconditionally disclaims and waives any and all individual rights, interests, and claims that he/she may have, to collect any distribution of License Royalties received by UCFRF and arising under the Patent License Agreement with LICENSEE.

In the event that INVENTOR'S ownership interest in LICENSEE (or share of LICENSEE's capital stock) is reduced to less than 5%, INVENTOR may notify UCFRF and request to have the right, in accordance with UCFRF policies, to share in distribution of License Royalties received by UCFRF. Unless and until such a request is approved and a new written agreement is executed between the parties, this Royalty Waiver Agreement will remain in effect and INVENTOR will not be entitled, nor accrue any right to distribution of License Royalties.

This Agreement shall be interpreted in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto agree and have caused this Agreement to be executed by their respective duly authorized officers.

Signature:	[signature]	Signature:	[signature]
By:	Dr. Thomas O'Neal	By:	Dr. James Hickman
Title:	Vice President	Title:	Professor
Date:	10/08/2015	Date:	10-7-15

Approved as to form and legality 10/6/2015

Reviewed by OTT: 10/7/15

Appendix F

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT OR THE LAWS OF ANY OTHER STATE AND ARE BEING SOLD PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS. SECURITIES ACQUIRED BY THE HOLDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EQUITY AGREEMENT

THIS EQUITY AGREEMENT is made and entered into effective as of the 6th day of October, 2015 (the "**Effective Date**"), by and between Hesperos, Inc., a corporation, organized under the laws of Delaware, and authorized to conduct business in Florida as a foreign corporation, and having an office and place of business at 3259 Progress Drive, Orlando, Florida 32826 (the "**Company**") and the University of Central Florida Research Foundation, Inc., a Florida not-for-profit corporation with a principal address at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826 ("**UCFRF**").

BACKGROUND

The Company desires to license certain technology from UCFRF and UCFRF has agreed, subject to the terms of a License Agreement between UCFRF and the Company dated as of October 6, 2015 (the "**License Agreement**"), to license such technology to the Company in consideration of certain royalty and other payments as set forth in the License Agreement and, in addition thereto, shares of the Company's Capital Stock on the terms set forth herein and in the License Agreement.

Pursuant to the provisions of the License Agreement, the execution and delivery of this Agreement is a condition precedent to the execution and delivery of the License Agreement.

AGREEMENT

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises, covenants, and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UCFRF and the Company hereby agree as follows:

1. **Definitions**. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.

(a) "**Capital Stock**" shall mean, individually, the Common Stock or Preferred Stock, and, collectively, the Common Stock and the Preferred Stock.

(b) "**Common Stock**" shall mean shares of the Company's common stock, par value $[**0.0001**] per share.

(c) "**Closing**" means the consummation of the purchase and sale transaction described herein which shall occur concurrently with the execution and delivery of this Agreement as set forth in Section 2(b).

(d) "**Eligible Financing**" means the first capital raising transaction occurring after the Effective Date in which the Company issues Capital Stock, or any securities of the Company convertible into, or exchangeable or exercisable for such Capital Stock, or warrants, options, or other rights to acquire such Capital Stock to a single or group of investors that results in aggregate gross proceeds raised by the Company equal to or exceeding $[2] million (inclusive of all amounts raised in such transaction including debt obligations that convert into Capital Stock).

(e) "**Fully Diluted Capital**" means, at a specified time, the sum of, without double counting (i) the total number of shares of Common Stock outstanding at such time, (ii) the total number of shares of Common Stock issuable, directly or indirectly, upon the conversion, exercise or exchange of all securities or rights, including options and warrants, outstanding at such time and regardless of whether then exercisable or convertible and (iii) the total number of shares of Capital Stock reserved for issuance pursuant to all Company equity incentive plans.

(f) "**IPO**" means the Company's or its successor's first firm commitment, underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the "**Securities Act**").

(g) "**New Securities**" means shares of new securities of the Company constituting, or units of any new securities of the Company including, shares of Capital Stock or any warrants, options or rights to purchase shares of Capital Stock or any securities convertible into or exchangeable for shares of Capital Stock (or any warrants, options or rights with respect to such convertible or exchangeable securities), excluding any securities (i) issued or issuable by reason of a dividend, stock split, split-up or other distribution on outstanding shares of Capital Stock, (ii) issued in a public offering, (iii) issued to employees or other service providers pursuant to an equity incentive plan approved by the Company's Board of Directors or (iv) issued in connection with an acquisition, joint venture, partnering transaction, or similar commercial arrangement, approved by the Company's Board of Directors.

(h) "**Preferred Stock**" shall mean shares of the Company's preferred stock, par value $[_0_] per share.

2. <u>Sale and Issuance of Shares.</u>

(a) In accordance with the terms and conditions of this Agreement, and in partial consideration for the technology license granted to the Company pursuant to the License Agreement, on the Effective Date, the Company shall issue and deliver to UCFRF, [250,000] shares of Common Stock which shall equal two and one-half percent (2.5%) of the Company's Fully Diluted Capital as of the date of this Agreement (such shares of Common Stock issued to UCFRF are referred to herein as the "**Shares**"). Attached hereto as <u>Exhibit A</u> is the Company's capitalization table (reflecting the above referenced issuance of equity to UCFRF) upon which the percent of the Company's Fully Diluted Capital issued to UCFRF hereunder is determined (the "**Capitalization Table**").

(b) The Closing shall take place on the Effective Date through the execution and delivery by the parties of counterpart facsimile or other electronic signature pages to this Agreement and the delivery by the Company to UCFRF of a stock certificate(s) representing the Shares and registered in the name of UCFRF (or as otherwise directed by UCFRF). The foregoing notwithstanding, UCFRF (or such other person or entity designated by UCFRF) shall be a shareholder of the Company and the full record and beneficial owner of the Shares whether or not such Shares are evidenced by a certificate (and regardless of whether a certificate representing such Shares is issued to UCFRF (or its designee), or not), and the books and records of the Company shall reflect that UCFRF (or such other person or entity designated by UCFRF) is a shareholder of the Company and the full record and beneficial owner of the Shares.

(c) The obligations of the Company hereunder are subject to the execution and delivery to the Company by UCFRF of the License Agreement.

(d) Execution of this Agreement by the Company and delivery by the Company to UCFRF of this Agreement and a stock certificate(s) representing the Shares (the "**Stock Certificate**") is a condition precedent to the validity and enforceability of the license granted pursuant to the License Agreement and the Company's failure to execute and deliver this Agreement and the Stock Certificate will render the License Agreement null and void *ab initio*.

3. <u>Representations, Warranties and Agreements of UCFRF.</u>

(a) <u>Investment Representations of UCFRF.</u> UCFRF represents, warrants and acknowledges to the Company that: (i) UCFRF has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (ii) UCFRF is acquiring the Shares for UCFRF's own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act; (iii) UCFRF is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; (iv) UCFRF is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available; and (v) that UCFRF is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

(b) <u>Other Agreements of UCFRF.</u>

(i) UCFRF acknowledges and understands that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions. UCFRF

further understands that the Company has no intention and, unless otherwise agreed by the Company and UCFRF, is under no obligation to register the Shares under the Securities Act.

(ii) UCFRF acknowledges that all certificates evidencing the Shares shall bear a legend in substantially the following form, in addition to all other legends required by law or any other agreements to which UCFRF is a party:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

4. Representations and Warranties of the Company. The Company represents and warrants to UCFRF that:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

(b) Capitalization.

(i) The authorized Capital Stock of the Company immediately prior to consummation of the transactions contemplated by this Agreement consists solely of [10,000,000] shares of Common Stock, of which [0] shares are issued and outstanding as of the date hereof. The Company has authorized [0] shares of Preferred Stock. [0] shares of Preferred Stock are issued and outstanding as of the date hereof]. Except as set forth on the Capitalization Table, the Company has not reserved any shares of Common Stock for any purpose and there are no outstanding options, warrants, rights or other securities (whether debt or equity) exchangeable, convertible or exercisable into Capital Stock of the Company.

(ii) The Capitalization Table sets forth a complete and accurate list, as of the date hereof, of the names of the registered owners of all of the issued and outstanding Capital Stock of the Company and identifies the Capital Stock held by each such owner.

(iii) Except as set forth on the Capitalization Table, no shares of Capital Stock or other equity securities of the Company are issued and outstanding as of the date hereof. Except as set forth on the Capitalization Table, the Company does not have any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of Capital Stock or other equity securities of the Company; and the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any analogous foreign securities laws or otherwise any of its shares of Capital Stock or other equity securities.

(c) Authorization. All currently issued and outstanding shares of Capital Stock are duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights. The Shares, when issued to UCFRF (or its designee) under this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights.

(d) Authority. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(e) Performance of Agreement. Neither the execution, delivery or performance of this Agreement nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Company's [Articles of Incorporation] or Bylaws, as amended; (ii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Company is a party or by which its assets are bound; or (iii) violate any court order, judgment, administrative order, writ, decree, stipulation, arbitration award or injunction or statute, law, ordinance, rule or regulation applicable to the Company.

5. Anti-Dilution Protection. The Company covenants and agrees to issue and deliver to UCFRF, for no additional fee or consideration, from time to time, such number of additional shares of Common Stock (**"Additional Shares"**) to ensure that

the number of Shares issued to UCFRF pursuant to Section 2(a) and this Section 5 does not represent less than two and a half percent (2.5%) of the Fully Diluted Capital of the Company at any time and at all times through the completion of the issuance of all securities to be issued in connection with the Company's first Eligible Financing. In order to effect the provisions of this Section 5, within ten (10) business days after the end of each calendar quarter the Company shall deliver to UCFRF a written notice (an "**Additional Shares Notice**") which shall: (a) contain a description of all securities issued by the Company during the previous calendar quarter, if any; (b) be accompanied by a table evidencing the Fully Diluted Capital of the Company as of the end of such previous calendar quarter; (c) contain a calculation of the number of Additional Shares the Company is obligated to issue to UCFRF pursuant to this Section 5; and (d) be accompanied by a stock certificate evidencing the applicable number of Additional Shares. Failure by the Company to timely provide the Additional Share Notice or to issue the Additional Shares to UCFRF shall not relieve the Company of its obligations under this Section 5. The anti-dilution protection set forth in this Section 5 will expire upon the issuance of all securities to be issued in connection with such Eligible Financing, but will apply to all securities to be issued in or in connection with such Eligible Financing. UCFRF may assign its rights under this Section 5 to a designee, UCF, a subsidiary, parent, a direct support organization of UCF, and/or an affiliate (any corporation or other non-corporate entity owning directly, or indirectly controlling, at least fifty percent (50%) that is normally entitled to vote for election of directors; (2) any corporation owned or controlled by UCFRF through ownership of at least fifty percent (50%) that is entitled to elect directors; or (3) any corporate or non-corporate entity under common control with UCFRF.

6. <u>Additional Purchase Right</u>. In any private offering of the Company's equity securities for cash (or in satisfaction of debt issued for cash), UCFRF may purchase for cash up to [10%] of the securities issued in such offering. This right will expire following the first Eligible Financing by the Company, but will apply to all securities to be issued in such Eligible Financing. This right is in addition to UCFRF's rights under Sections 5 and 7 hereof. If both Sections 6 and 7 apply to an offering of securities by the Company, the provision granting UCFRF the greater purchase rights shall govern. UCFRF may assign its rights under this Section 6 to a designee, UCF, a subsidiary, parent, a direct support organization of UCF, and/or an affiliate (any corporation or other non-corporate entity owning directly, or indirectly controlling, at least fifty percent (50%) that is normally entitled to vote for election of directors; (2) any corporation owned or controlled by UCFRF through ownership of at least fifty percent (50%) that is entitled to elect directors; or (3) any corporate or non-corporate entity under common control with UCFRF.

7. <u>Pre-Emptive Rights</u>. If at any time after the issuance and delivery of the Shares to UCFRF pursuant to this Agreement, the Company shall issue or sell any New Securities of the Company, the Company shall offer to sell such New Securities to UCFRF at a purchase price equal to and on the same terms offered by the Company to other investors in such offering so that UCFRF may maintain its proportional ownership of Fully Diluted Capital calculated in accordance with this Section 7. Within thirty (30) days following the sale of New Securities by the Company, the Company shall deliver a written notice to UCFRF (the "**Offer Notice**") stating the price and terms of the New Securities and the opportunity for UCFRF to purchase such New Securities as set forth herein. By written notice delivered to the Company within thirty (30) days after receipt by UCFRF of the Offer Notice, UCFRF may elect to purchase, at the price and on the terms specified in the Offer Notice, such number of shares of New Securities up to the number of New Securities that UCFRF would be required to purchase in order to maintain UCFRF's ownership, after giving effect to the issuance of all New Securities (including New Securities purchased by UCFRF under this Section 7) and the issuance (if applicable) of Additional Shares pursuant to Section 5, at UCFRF's percentage of the Fully Diluted Capital immediately before giving effect to such issuance. The exercise or non-exercise by UCFRF of its rights pursuant to this Section 7 shall be without prejudice to its rights under this Section 7 with respect to any future sales of New Securities. The covenants set forth in this Section 7 shall terminate and be of no further force or effect (a) immediately before the consummation of an IPO, or (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, whichever event occurs first. UCFRF may assign its rights under this Section 7.

8. <u>Additional Purchase Terms and Procedures</u>. In any offering subject to Sections 6 or 7, (a) UCFRF's purchase right shall be on the same terms as the other investors in the subject financing, except that UCFRF shall not have any board representation, (b) the Company will give UCFRF written notice of the terms of the offering no later than thirty (30) days following the sale of New Securities, including the names of the investors and the amounts to be invested by each, and UCFRF may elect to exercise its right of purchase, in whole or in part, by written notice given to the Company within thirty (30) days after receipt of the Company's notice and (c) if UCFRF elects not to purchase, or fails to give an election notice within such period, UCFRF's purchase right will not apply to the subject financing if (and only if and to the extent) it is consummated within ninety (90) days after such notice is received by UCFRF on the same or less favorable (to the investor) terms as stated in the Company's notice to UCFRF.

9. <u>Other Covenants of the Company</u>.

(a) <u>Investor Rights</u>. The Company shall grant UCFRF no less favorable registration and co-sale rights as and when the Company shall grant any such rights to third party investors before and in connection with the Company's first Eligible Financing.

(b) Books of Account. The Company will use commercially reasonable efforts to maintain true books and records of account in which full and correct entries in all material respects will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles and practices consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

(c) Inspection Rights. UCFRF and its representatives, agents and counsel shall have the right to visit and inspect any of the assets and properties of the Company and any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its subsidiaries with the Company's officers directors and employees, to examine the books of account and records of the Company and any of its subsidiaries and to review any such other information as is reasonably requested all at such reasonable times and as often as may be reasonably requested, but not more than once a year.

10. Miscellaneous.

(a) Entire Agreement. This Agreement and the License Agreement (including all appendices, exhibits and schedules hereto and thereto) contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

(b) Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Company and UCFRF, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

(c) Notices. Any notices required or permitted to be given under this Agreement shall be in writing, and personally delivered or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid to the last known address of the person being notified, or, in the case of the Company, to its principal office.

(d) Section and Paragraph Headings. Section and Paragraph headings throughout this Agreement are for the convenience of the parties and do not constitute a part hereof.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same agreement. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

(f) Construction. All words herein shall be construed in the singular or plural and in the masculine, feminine or neuter as required by the number and sex of the individuals and entities referred to.

(g) Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and UCFRF. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof.

(h) Severability. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed separable from the remaining covenants and provisions of this Agreement, and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

(i) Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Florida or federal, the party having the privilege or duty will have until 5:00 p.m. Eastern Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

(j) Interpretation. Each of the parties hereto has been represented by its own counsel and/or has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement. By executing this Agreement, each of the parties hereto expressly acknowledges, warrants and agrees with all other parties hereto that

(i) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (ii) said party has relied solely and completely upon its own judgment in executing this Agreement; (iii) said party has had the opportunity to seek the advice of its own counsel before executing this Agreement; (iv) said party has acted voluntarily and of its own free will in executing this Agreement; (v) said party is not acting under duress, whether economic or physical, in executing this Agreement; (vi) this Agreement is the result of arm's length negotiations conducted by and among the parties; and (vii) said party acknowledges that the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC has been retained by UCFRF as legal counsel for UCFRF, that such law firm does not represent the Company or its affiliates in connection with the preparation or execution of this Agreement, and that such law firm has not given legal, investment or tax advice to the Company or its affiliates regarding this Agreement.

(k) Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the laws of the State of Florida, and the parties hereto specifically consent to the exclusive jurisdiction and venue of the courts in Orange County, Florida.

(l) Attorneys' Fees. In the event a lawsuit is brought by either party to enforce the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the losing party its costs and expenses thereof, including its legal fees in a reasonable amount.

(m) Specific Performance. The Company's Shares are not freely purchased or sold in the open market and, therefore, the parties hereto may suffer irreparable damage should this Agreement not be specifically enforced according to its terms. Accordingly, the parties agree that a party hereto may seek specific performance of all of the terms of this Agreement.

(n) Time for Performance. Time is of the essence as to the performance of obligations under this Agreement.

(o) Survival. The representations, warranties and agreements of each party contained in this Agreement shall not be discharged or dissolved upon the closing of the transaction contemplated hereby, but shall survive such closing.

(p) Cooperation. Each party hereto agrees that after the execution of this Agreement it will from time to time, upon the request of the other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as such party may reasonably request to carry out effectively the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.		HESPEROS, INC.	
Signature:	______________	Signature:	[signature]
By:	Dr. Thomas O'Neal	By:	Michael L Shuler
Title:	Vice President	Title:	CEO & President
Date:	______________	Date:	10/7/2015

Approved as to Form and Legality
[initials] 10/6/2015

(i) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (ii) said party has relied solely and completely upon its own judgment in executing this Agreement; (iii) said party has had the opportunity to seek the advice of its own counsel before executing this Agreement; (iv) said party has acted voluntarily and of its own free will in executing this Agreement; (v) said party is not acting under duress, whether economic or physical, in executing this Agreement; (vi) this Agreement is the result of arm's length negotiations conducted by and among the parties; and (vii) said party acknowledges that the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC has been retained by UCFRF as legal counsel for UCFRF, that such law firm does not represent the Company or its affiliates in connection with the preparation or execution of this Agreement, and that such law firm has not given legal, investment or tax advice to the Company or its affiliates regarding this Agreement.

(k) Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the laws of the State of Florida, and the parties hereto specifically consent to the exclusive jurisdiction and venue of the courts in Orange County, Florida.

(l) Attorneys' Fees. In the event a lawsuit is brought by either party to enforce the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the losing party its costs and expenses thereof, including its legal fees in a reasonable amount.

(m) Specific Performance. The Company's Shares are not freely purchased or sold in the open market and, therefore, the parties hereto may suffer irreparable damage should this Agreement not be specifically enforced according to its terms. Accordingly, the parties agree that a party hereto may seek specific performance of all of the terms of this Agreement.

(n) Time for Performance. Time is of the essence as to the performance of obligations under this Agreement.

(o) Survival. The representations, warranties and agreements of each party contained in this Agreement shall not be discharged or dissolved upon the closing of the transaction contemplated hereby, but shall survive such closing.

(p) Cooperation. Each party hereto agrees that after the execution of this Agreement it will from time to time, upon the request of the other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as such party may reasonably request to carry out effectively the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.		HESPEROS, INC.	
Signature:	[signature]	Signature:	
By:	Dr. Thomas O'Neal	By:	
Title:	Vice President	Title:	
Date:	10/08/2015	Date:	

Approved as to Form and Legality
[signature] 10/6/2015

Reviewed by OTT: [signature] 10/7/15

Exhibit A
Hesperos, Inc. Capitalization Table AFTER UCFRF – FULLY DILUTED

NAME OF COMPANY: HESPEROS, INC. **DATE:__________________**

	# of Shares Authorized	# of Shares		Percent (%)
Common Stock ($_____ par value per share)				
Founder Shareholders				
James J Hickman			79.5%	79.5%
Michael L Shuler			4%	4%
Jeffrey M Anderson			2%	2%
Ybet Villacorta			2%	2%
Company Employee Pool			10%	10%
__________				____%
__________				____%
__________				____%
UCFRF			2.5%	2.5%
Warrants Outstanding			None	____%
Stock Options				
Outstanding			None	____%
Unallocated Shares under Plan			None	____%
Convertible Promissory Notes			None	____%
Preferred Stock ($0 par value per share)			None	
__________				____%
__________				____%
__________				____%
Total			100%	100%

APPENDIX G

CONFIDENTIAL

RESEARCH AGREEMENT

UNIVERSITY OF CENTRAL FLORIDA

This Sponsored Research Agreement is entered into between Hesperos, LLC, a Delaware limited liability company, hereinafter referred to as the "Sponsor" and University of Central Florida (UCF), acting for and on behalf of its Board of Trustees, hereinafter referred to as the "University."

BACKGROUND

Sponsor, a "small business firm" as defined by the state of Delaware, is in possession of scientific and technological expertise gained in research programs previously and actively pursued by Dr. James J. Hickman, Chief Scientific Officer of Sponsor. Dr. Hickman is also a research scientist and principal investigator at the Center for Nanotechnology at the University.

The parties hereto have entered into that certain Statement of Work ("SOW") for cell-based high-throughput electrophysiology technology ("CBHTE"), dated March 31, 2009, a copy of which is attached hereto as Appendix A, under the terms of which Dr. Hickman shall conduct certain research on behalf of each of the University and Sponsor within University premises (the "Research").

Under this Agreement, the University makes no claim to any products, methods, processes, or intellectual property conceived, made, or for which any patent application(s) have been filed by Sponsor or Dr. Hickman prior to the date of Dr. Hickman's employment with the University.

The performance of the Research contemplated under the SOW is consistent, compatible and beneficial to the academic role and mission of the University as a state supported institution of Higher Education.

NOW, THEREFORE, in consideration of these premises, and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE I. SCOPE OF WORK

University agrees to perform, within the estimated costs, the Research and achieve the desired results as described in the SOW, under the direction and supervision of Dr. James J. Hickman ("Principal Investigator"). The Research shall be funded solely by the Sponsor or performed under University and/or governmental sources of funding.

ARTICLE II. CONTRACT PERIOD

This Agreement shall become effective on the date of execution of the Parties hereof and shall be completed on a date to be determined after the financing date, as defined in Article III, below, unless subsequent time extension, supplement, addition, continuation or renewal is mutually agreed upon in writing between the parties.

ARTICLE III. COMPENSATION

Sponsor agrees to reimburse the University for services performed under this Agreement which sum unless changed by written amendment to this Agreement shall not be less than the sum of $ 5,000 (US Dollars) in accordance with the budget included in Attachment A and to provide payment in accordance with the following schedule: 25% on the date Sponsor secures financing ("financing date"); 17% upon receipt of invoices for work performed under the SOW at six months following the financing date; 17% upon receipt of invoices for work performed under the SOW at twelve months following the financing date; and 16% upon receipt of invoices for work performed under the SOW at eighteen months following the financing date; and the remaining 25% within 30 days of completion by the University of all of its contract obligations under the SOW, including presentation of all deliverables. The University will not submit any final report or transfer any deliverables until at least 75% of the contract amount has been paid. The University reserves the right to change budget categories unless specifically prohibited by the Sponsor.

ARTICLE IV. REPORTING AND CONFERENCES

Upon completion of the work as set forth herein University will furnish Sponsor with a final written summary report

containing all results of the work and conclusions in respects thereof, as well as recommendations as to any possible additional work which may be desirable in view of what is learned as a result of the work hereunder.

During the term of this Agreement, the Principal Investigator will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Research to be performed hereunder.

Each party shall promptly and fully disclose to the Sponsor and University any Inventions conceived, created or reduced to practice in the course of the Research.

ARTICLE V. PUBLICATION

Sponsor recognizes that under University policy, the results of the Research must be publishable and agrees that researchers engaged in the Research shall be permitted to present such results and/or findings at symposia, national, or regional professional meetings, or to publish results or findings in journals, theses or dissertations. However, the Sponsor shall have been furnished copies of any proposed publication or presentation at least two (2) months in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor may object in writing, within twenty (20) days from Sponsor's receipt of a student's dissertation or thesis, and within forty-five (45) days from Sponsor's receipt for all other proposed publications or presentations defined herein to the University Principal Investigator prior to the submission of such proposal or presentation to protect possible patentable subject matter or confidential information. The University will work with Sponsor to implement the necessary changes and/or delay such publication or presentation for a period of up to six (6) months to permit Sponsor to take the steps necessary to protect its patent rights.

ARTICLE VI. COMPLIANCE WITH LAWS

The Parties shall comply with all applicable federal, state and local laws, codes, regulations, rules and orders. This agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to its conflict of law provisions.

ARTICLE VII. ASSIGNMENT

Neither party shall assign or transfer any interest in this Agreement nor assign any claims for money due or to become due under this Agreement without the prior written approval of the other party. Notwithstanding the foregoing, the Sponsor may assign this agreement (i) to a subsidiary or other affiliate of the Sponsor; or (ii) to a third party in connection with the transfer or sale of all or substantially all of its assets or in the event of its merger or consolidation.

ARTICLE VIII. INTELLECTUAL PROPERTY

A. Ownership

(1) University shall retain title to all Inventions (including supporting data) created in the course of the Research and created solely by University faculty or employees of University (each, "UCF Invention").

(2) University shall share joint ownership of all Inventions (including supporting data) created in the course of the Research jointly by any employee or contractor of Sponsor and by any faculty member or employee of University ("Joint Invention").

(3) All Inventions filed by Sponsor with the United States Patent and Trademark Office or elsewhere prior to the date of Dr. Hickman's employment with the University shall remain the property of the Sponsor. Further, Sponsor shall retain title to all Inventions including supporting data created in the course of the Research solely by Sponsor's employees or contractors) ("Sponsor's Invention").

(4) "Invention" or "Inventions" as used herein shall include without restriction or limitation, each and any device, apparatus, process (including without limitation a process of using devices or of manufacturing such devices or apparatus), computer software, idea development, composition of matter, chemical formulation, composition, and product whether any of the foregoing is patentable or unpatentable, and any and all written materials or other works, whether any of the foregoing is copyrightable or uncopyrightable

(5) Sponsor acknowledges that Inventions created by University faculty and employees, to include Dr. Hickman, includes all nventions made in the field or discipline in which the employee or faculty member is employed by the University or using University support. University support shall include the use of University funds, personnel, facilities, equipment, materials, or technological information, and includes such support provided by other public or private organizations when it is arranged, administered, or controlled by the University.

B. License Rights in Intellectual Property

(1) The University shall retain a fully-paid up, royalty-free, non-exclusive, irrevocable license to use Sponsor's Inventions developed within the University while performing the Research and Joint Inventions in its not-for-profit educational and academic research programs and non-commercial activities.

(2). Sponsor shall enjoy a First Right of Refusal to negotiate an exclusive license to any improvements to Sponsor's background intellectual property created by University in the course of the Research under this Agreement in accordance with the licensing terms described in Exhibit A1, which is attached hereto and made a part hereof.

(3) Sponsor shall enjoy a First Right of Refusal to negotiate licensing terms and conditions for any other University Inventions (not improvements) created in the course of the Research under this Agreement in accordance with the licensing terms described in Exhibit A1, which is attached hereto and made a part hereof.

(4) "First Right of Refusal", for purposes of this Agreement, means the obligation of University to offer to Sponsor, before offering to any other person or company, a license to make, use or sell a University Invention (definitive terms and conditions to be agreed upon in accordance with the licensing terms described in Exhibit A1, which is attached hereto and made a part hereof).

ARTICLE IX. PRESS RELEASES

Statements from the Sponsor concerning the Research conducted under this agreement *wherein the name of the University* is identified shall not be made or released to any medium of public communication by the Sponsor, except with the prior, written consent of the University. Statements from the University concerning the Research conducted under this agreement *wherein the name of the Sponsor* is identified shall not be made or released to any medium of public communication by the University, except with the prior, written consent of the Sponsor. However, exception is made hereunder to the regular reports of the University, which reports shall disclose only the name of the Principal Investigator, the title of the Research, the name of the Sponsor, and the amount of funding provided or such other information that may be required by applicable law, regulation or policy.

ARTICLE X. INDEPENDENT CONTRACTOR

In the performance of all services hereunder University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

ARTICLE XI. LIABILITY

A. University assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of UCF and its officers, employees, servants, and agents thereof while acting within the scope of their employment by UCF. Sponsor assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of Sponsor's officers, employees, servants, and agents. University as a state supported University is self-funded for liability insurance, both public and property, with said protection being applicable to officers, employees, servants, and agents while acting within the scope of their employment by University. The Parties further agree that nothing contained herein shall be construed or interpreted as (1) denying to either party any remedy or defense available to such party under the laws of the State of Florida; (2) the consent of the State of Florida or its agents and agencies to be sued; or (3) a waiver of sovereign immunity of the State of Florida beyond the waiver provided in Section 768.28, Florida Statutes.

B. In no event will either party be responsible for any incidental damages, consequential damages, exemplary damages of any kind, lost goodwill, loss profits, lost business and/or any indirect economic damages whatsoever regardless of whether such damages arise from claims based upon contract negligence, tort (including strict liability or other legal theory), breach of any warranty or term of this agreement, and regardless of whether a party was advised or had reason to know of the possibility of incurring such damages in advance.

ARTICLE XII. NO DISCRIMINATION

The Parties agree that they will not discriminate against any employees or applications for employment for work relating to this Agreement because of race, religion, color, sex, disability, national origin, ancestry, physical handicap, or age, and will take affirmative steps to ensure that applicants are employed, and employees are treated during employment, without regard to race, religion, color, sex, disability, national origin, ancestry, physical handicap, or age.

ARTICLE XIII. FORCE MAJURE

Except as otherwise provided herein, neither party shall be obligated to perform, and neither party shall be deemed to be in default of its performance, if prevented by: (a) fir, earthquake, hurricane, wind, flood, act of God, riot, or civil commotion (b) any law, ordinance, rule, regulation, or order of any public or military authority stemming from the existence of economic or energy controls, hostilities, war, or governmental law and regulation, or (c) labor dispute which results in a strike or work stoppage affecting the performance under this agreement.

ARTICLE XIV. WAIVER AND REMEDIES

No failure or delay by a party hereto to insist on strict performance of any term of this Agreement, or to exercise any right or remedy consequent to a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any breach hereunder shall affect or alter the remaining terms of this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. The remedies provided in this agreement are cumulative and not exclusive of the remedies provided by law or in equity.

ARTICLE XV. TERMINATION

This Agreement may be terminated by the Sponsor upon written notice delivered to the University at least ninety (90) days prior to intended date of termination. Either party may terminate this agreement by written notice to the other party if the other party breaches a material term of this Agreement and fails to cure such breach within sixty (60) days after written notice of such breach from the terminating party. By such terminations, neither party may nullify obligations already incurred for performance or failure to perform prior to the date of termination, including without limitation any first right of refusal accruing to Sponsor. Should termination occur for convenience of Sponsor, it is agreed that payment will be received for all costs accrued by University as of the date of termination, including non-cancelable obligations, which shall include all non-cancelable contracts, fellowships, graduate student stipends or postdoctoral associate appointments called for in Attachment A. After termination, any prior obligation for fellowships or postdoctoral associate or graduate student stipends shall end no later than the end of University's academic semester during which termination was effected.

ARTICLE XVI. DISPUTE RESOLUTION PROCESS

A. If the parties hereto are unable to settle any dispute arising under this Agreement between themselves within forty-five (45) days of written notice of such dispute, either party may initiate mediation upon written notice to the other party. If the parties have not reached a settlement within forty-five (45) days of the initiation of the mediation, then either party may initiate the formal dispute resolution process described in this section. The parties shall share the cost of the mediator and each party shall bear its own cost of mediation.

B. Whenever a party shall decide to institute the dispute resolution process under this Article, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the dispute resolution process for a period of sixty (60) days following such notice. During such period, the parties shall continue to make good faith efforts to amicably resolve the dispute without the dispute resolution process set forth in this Article. If the parties are still unable to resolve their disputes by the end of the sixty (60) day period, the parties establish the following dispute resolution process.

C. In no event shall a demand for dispute resolution be made after the date when institution of a legal or equitable

proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each resolution hereunder shall be final and binding on the parties and shall be enforceable in any court.

D. Except as otherwise provided herein:

(1) the factual and legal basis for the dispute shall be set forth in writing by the asserting party;

(2) the parties shall negotiate in good faith for an additional twenty (20) business days to resolve the dispute;

(3) the retained counsel of each party will select an independent individual experienced in the subject matter relating to the dispute as the decision maker, and the three will reach an agreed-upon fee to be charged by the decision maker. The parties shall share equally in the fees of the decision maker;

(4) the respective positions will be presented to the decision maker by the retained attorneys in written briefs within ten business days of selection and in oral argument within twenty (20) business days of selection;

(5) based on the presentations, the decision maker will declare, in writing and within ten (10) business days of the oral argument, the winning party, the losing party, the relief due the winning party from the losing party (if appropriate);

(6) the losing party will, within ten (10) business days, abide by the decision and pay the amount awarded by the decision maker () with each party to be responsible for their own costs and expense of dispute resolution conducted pursuant to this Article; and

(7) the decision maker shall have the power and authority to grant injunctive or equitable relief and to order a party to take certain affirmative action.

E. All mediation and formal dispute resolution proceedings under this Article XVI shall be held in Orange County, Florida

ARTICLE XVII. CHANGES AND AMENDMENTS

This Instrument constitutes the entire agreement between the parties. Business documents such as purchase orders and invoices shall be honored for the purposes hereinabove described. Otherwise such documents shall be used for tracking purposes only and shall not be used at any time to modify or amend the terms and conditions of this agreement. This Agreement (including any exhibits, schedules and attachments hereto) may be amended, modified or supplemented only by a written instrument executed by both of the parties hereto which states that it is intended to amend this Agreement.

ARTICLE XVIII. CONTRACT ADMINISTRATION

Contract administration and addressing of formal notices:

University:
Kim Smith, Contract Manager
Office of Research and Commercialization
12201 Research Parkway, Suite 501
Orlando, FL 32826
Phone: 407-823-3026
Fax: 407-823-3299

Sponsor:
Antonio Marra
Chief Executive Officer

Phone: 864-646-3786
Fax: 864-646-3786

ARTICLE XIX. CAPTIONS AND HEADINGS

The captions and headings used herein are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several articles, sections and paragraphs herein.

ARTICLE XX. SEVERABILITY

This Agreement is severable such that should any provision of this Agreement be or become invalid or unenforceable,

the remaining provisions shall continue to be fully enforceable.

ARTICLE XXI. COMPLETE TERMS

The terms set forth in this Agreement constitute all of the terms and conditions agreed upon by the parties and no other terms or conditions shall be valid and binding on any party unless reduced to writing and executed by all parties.

In Witness Whereof, each of the parties hereto have caused this contract to be executed, as of the last date set forth below, by its duly authorized representative. This Agreement is not binding on the parties until it has been signed by the authorized representative of each party.

UNIVERSITY OF CENTRAL FLORIDA		**HESPEROS, LLC**	
[signature]	3/31/09	[signature]	3/31/09
Douglas Backman Director, Office of Compliance	Date	Antonio Marra Chief Executive Officer	Date

EXHIBIT A
STATEMENT OF WORK

The Statement of Work will focus on the general area of high throughput electrophysiology. The specific applications will be for applying this technique to drug discovery and functional genomics. The tasks that could be associated with these specific technology developments are:

-Perform surface modifications and characterization experiments that will lead to a high impedance seal between an electrically active cell and a microelectrode. The seal should be at least 0.5 Giga-ohms with an actual target of 1.0 Giga-ohm.

-Develop an experimental protocol and analysis program for the generation and deconvolution of action potentials arising from electrically active cells obtained from both from intracellular electrophysiological recording and extra-cellular electrophysiological recording data.

-Develop new algorithms and computer programs to link intracellular pathway information to electrical output from the cell.

-Develop an integrated microfluidics and microelectrical assembly for recording from electrically active cells, with a goal of at least six weeks time frame of survival and function of the electrically active cells in this system.

These specific tasks represent the starting point for the research Hesperos would be interested in having University perform. We reserve the right to add additional areas to the focus of the research after consultation with University. The level of funding actually secured by Hesperos could limit the above scope to certain areas from the above list. These limits will be included as amendments to the original document.

Budget should be commensurate with the scope of the specific tasks

EXHIBIT A1

Terms and conditions under which the University shall grant an exclusive license to Sponsor for University Inventions and Joint Inventions pursuant to that certain Sponsored Research Agreement by and between the University and the Sponsor, dated _____, __ 2008 ("Research Agreement"), and any statement of work under the Research Agreement.

1. Sponsor shall pay full, customary university overhead (facilities and administration) costs as established by the University for other funding sources.

2. Sponsor shall pay all costs of prosecuting the patents in the relevant patent estate covering UCF Inventions and Joint Inventions, including reasonable attorney's fees, and shall have the right to specify what, if any, foreign filings are to be made at its sole expense and discretion.

3. The University approves the selection of a firm to be determined by the Sponsor as the patent firm for all filings relating to any patentable inventions resulting from the Research, and Sponsor and the University shall have reasonable access to all information related to any resulting patent applications.

4. For the patent estate, including domestic and foreign patents and patent applications covering UCF Inventions and Joint Inventions, related to CBHTE (For the purposes of this Agreement "CBHTE" shall encompass the subject matter that is disclosed or claimed in J.J. Hickman, "High Throughput Functional Genomics," U.S. Patent No. 7,266,457, September 5, 2007, J.J. Hickman, "High Throughput Functional Genomics, Part II," U.S. Patent Appl. 10/286,760, pending, and J.J. Hickman, "High Throughput Functional Genomics, Part III," U.S. Patent Appl. 10/286761, pending), Sponsor shall pay to the University a one-time, non-refundable, basic, worldwide, exclusive licensing fee of one thousand ($1,000) dollars within 30 days of execution of the license agreement. (. Any patent estates, including domestic and foreign patents and patent applications covering UCF Inventions and Joint Inventions, relating to subject matter falling outside the scope of CBHTE under which Sponsor seeks to obtain a worldwide, exclusive license will be negotiated in the same manner, including the royalty schedule shown in item (5) below.

5. Commencing twelve (12) months following the effective date of the license agreement, Sponsor shall pay to the University, upon each anniversary of the license agreement, the greater of two thousand ($2,000) dollars or 1.5% percent of the first $10 million net sales (net sales to be defined in the license agreement to include deductions from gross sales, which are customary in comparable, commercial license agreements, but in any event including a reduction by the amounts incurred by Sponsor in satisfying its obligations under paragraph (2), immediately above), 1.0% of the next $25 million net sales, and 0.5% of net sales thereafter of products covered by the licensed patent estates.

6. The payments made by Sponsor to University under paragraph (5), immediately above, are capped at such levels notwithstanding the possibility or fact that a product generating net sales is or may be covered by licenses under multiple University patent estates.

7. Failure to make timely payments is a material breach of the license for which the University may terminate all rights thereunder and seek other damages, if upon serving written notice to Sponsor of said material breach Sponsor fails to cure said material breach within one hundred twenty (120) days of the date of such written notice. Upon termination, all rights under the license shall terminate and revert to University.

8. For each patent estate the parties shall execute a definitive license agreement combined with the terms and conditions of which shall include other factors by agreement but which shall not modify those herein articulated, substantially in the form attached hereto.

9. All other terms and conditions of the Research Agreement between the University and Sponsor shall remain in force, and, in the event of conflict, the terms of the Research Agreement shall prevail.

10. On an individual basis, if agreed to by both parties in writing, these conditions can be modified.

First Amendment to Patent License Agreement

This First Amendment (hereinafter "First Amendment") to the License Agreement (License ID: 80471) (hereinafter "License Agreement") is made on this 16th day of September, 2016 ("Effective Date") by and between the University of Central Florida Research Foundation, Inc. ("LICENSOR"), and having an address and place of business at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826 and Hesperos, Inc., a corporation, organized under the laws of Delaware, and authorized to conduct business in Florida as a foreign corporation, and having an office and place of business at 3259 Progress Drive, Orlando, Florida 32826 (hereinafter "LICENSEE").

WHEREAS, LICENSOR and LICENSEE executed the License Agreement having an effective date of October 6, 2015;

WHEREAS, LICENSEE is committed to commercializing this technology and, due to upcoming time constraints, needs more time to consider the whether or not to Exercise the Option for the Optioned Patent Rights that existed prior to the effective date of the License Agreement;

WHEREAS, LICENSOR desires this technology be commercialized by LICENSEE and is willing to amend the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreement of terms set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

- **ARTICLE II, LICENSE GRANT:**
  - Replace Section B.1. with the following:

LICENSOR grants to the LICENSEE an exclusive option to add the Optioned Patent Rights to the Patent Rights licensed in the Field in the Territory (the "Option"). Unless sooner terminated by Exercise the Option hereunder or that this Agreement is terminated, during the Option Term, defined below, the LICENSEE has the exclusive right and license to use the Optioned Patent Rights for the sole purpose of evaluating the technical, economic and commercial advantages and their market potential in the Field of Use, but must not sell or otherwise receive consideration in any form from any third party for the Optioned Patent Rights. For intellectual property existing prior to the Effective Date, this Option is in effect until October 30, 2016 (the "Option Term"). For intellectual property created after the Effective Date, LICENSOR will disclose to LICENSEE additional inventions owned by LICENSOR, developed by Dr. James Hickman related to the Field of Use, in whole or in part, while affiliated with UCF ("New Inventions"). LICENSEE has sixty (60) days from the date of disclosure of the New Inventions to LICENSEE to notify Licensor, in writing, and Exercise the Option ("Option Term"). During the Option Term, the LICENSOR may not offer rights in the Optioned Patent Rights in the Field of Use to any for-profit company or for any commercial purpose. Consideration for such Option is provided for in Article IV of this Agreement.

- In the case of any inconsistency between this First Amendment and the License Agreement, this First Amendment shall govern. Except as expressly provided in this First Amendment, all other terms, conditions and provisions of the License Agreement and prior Amendments shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate seals to be hereunto affixed and duly attested and these presents to be signed by their respective duly authorized officers.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.	**HESPEROS, INC.**
Signature: ______________________	Signature: ______________________
Name: ______________________	Name: ______________________
Title: ______________________	Title: ______________________
Date: ______________________	Date: ______________________

Legal Content Approved

DRS 9/23/2016

Second Amendment to Patent License Agreement

This Second Amendment (hereinafter "Second Amendment") to the License Agreement (License ID: 80471) (hereinafter "License Agreement") is effective October 30, 2016 ("Second Amendment Effective Date") by and between the University of Central Florida Research Foundation, Inc. ("LICENSOR"), and having an address and place of business at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826 and Hesperos, Inc., a corporation, organized under the laws of Delaware, and authorized to conduct business in Florida as a foreign corporation, and having an office and place of business at 3259 Progress Drive, Orlando, Florida 32826 (hereinafter "LICENSEE").

WHEREAS, LICENSOR and LICENSEE executed the License Agreement having an effective date of October 6, 2015 and the First Amendment to the License Agreement dated September 16, 2016;

WHEREAS, LICENSOR desires this technology be commercialized by LICENSEE and is willing to amend the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreement of terms set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

- **PREAMBLE TO LICENSE AGREEMENT:**
  - Replace the fourth Paragraph with the following:

  WHEREAS, LICENSOR, as designee for and acting as an instrumentality of UCF, is the owner of or controls the patent prosecution of the inventions listed in Appendices A and A1. LICENSOR owns all rights, title and interest to Patent Rights listed in Appendices A (except those listed as jointly owned) and A1. (the inventions and rights being jointly referred to herein as the "Patent Rights").

- **ARTICLE II, LICENSE GRANT:**
  - Replace Section B.1. with the following:

  LICENSOR grants to the LICENSEE an exclusive option to add the Optioned Patent Rights to the Patent Rights licensed in the Field in the Territory (the "Option"). Unless sooner terminated by Exercise the Option hereunder or that this Agreement is terminated, during the Option Term, defined below, the LICENSEE has the exclusive right and license to use the Optioned Patent Rights for the sole purpose of evaluating the technical, economic and commercial advantages and their market potential in the Field of Use, but must not sell or otherwise receive consideration in any form from any third party for the Optioned Patent Rights.

  a. With the exception of the intellectual property set forth in Article II(B)(1)(b), for intellectual property existing prior to the Effective Date, this Option is in effect until October 30, 2016 (the "Option Term"). For intellectual property created after the Effective Date, LICENSOR will disclose to LICENSEE additional inventions owned by LICENSOR, developed by Dr. James Hickman related to the Field of Use, in whole or in part, while affiliated with UCF ("New Inventions"). LICENSEE has sixty (60) days from the date of disclosure of the New Inventions to LICENSEE to notify Licensor, in writing, and Exercise the Option ("Option Term"). During the Option Term, the LICENSOR may not offer rights in the Optioned Patent Rights in the Field of Use to any for-profit company or for any commercial purpose. Consideration for such Option is provided for in Article IV of this Agreement.

  b. Notwithstanding the terms set forth in Article II(B)(1)(a), for Optioned Patent Rights corresponding 10613-038 docket number patent family ("038 family"), the Option is in effect until January 31, 2018, and LICENSEE represents and accepts that all reasonable future costs of preparing, filing, prosecuting, defending, and maintaining all patent applications and/or patents, including infringement, interferences and oppositions, and all corresponding foreign patent applications and patents covered by the 038 family is to be borne by LICENSEE.

  - Replace Section H. with the following:

  H. In exchange for the exclusive Field of Use license granted hereunder, and subject to the provisions of this License Agreement, as amended, LICENSEE must pay for or reimburse LICENSOR for ALL patent expenses associated with the Patent Rights, Optioned Patent Rights, Jointly Owned Patent Rights, and Joint Inventions, except those that were expressly waived by LICENSOR under Article IV(A) during execution of the original License Agreement. If LICENSEE expressly declines, or fails, to timely reimburse LICENSOR for such patent expenses, LICENSEE must forfeit its license rights. For Joint Inventions (defined in Article III) that are included into this License Agreement, LICENSEE may request from LICENSOR, whose consent shall not be unreasonably withheld, deferment for paying

invoice(s) sent by LICENSOR for of up to one (1) year from the date of the invoice. For clarity, all past patent expenses previously listed in this Section H in the original License Agreement have been paid by LICENSEE.

❖ **ARTICLE IV—ROYALTIES, PAYMENTS AND REPORTS:**

➢ Replace Section B.2. with the following:

2. Upon written notification to LICENSOR, LICENSEE may incorporate the Optioned Patent Rights into the Patent Rights. For Optioned Patent Rights that are: (a) solely owned or controlled by LICENSOR, LICENSOR's equity ownership interest shall increase by one quarter of a percent (0.25%) for each Optioned Patent Rights having the same Docket # (e.g., all cases bearing the docket number "10613-023" belong to the same patent family, while all cases bearing the docket number "10613-026" belong to a different patent family) in Appendix A that is/are incorporated into the Patent Rights or (b) Joint Inventions or Jointly Owned Patent Rights, LICENSOR's equity ownership interest shall increase by one sixteenth of a percent (0.0625%) for each Optioned Patent Rights having the same Docket # (e.g., all cases bearing the docket number "10613-023" belong to the same patent family, while all cases bearing the docket number "10613-026" belong to a different patent family) in Appendix A that is/are incorporated into the Patent Rights. LICENSOR's cumulative equity ownership interest shall be capped at five percent (5%) regardless of how many patent families are eventually licensed by LICENSEE. Specifically, any additional equity ownership granted to LICENSOR shall be valued in the same way as the initial 2.5% ownership stake. By way of example only, if the initial 2.5% stake is equivalent to the issuance to LICENSOR of 25,000 shares of common stock, then each additional 0.25% shall be awarded by the issuance to LICENSOR of 2,500 shares of common stock, capped at the issuance to LICENSOR of an additional 25,000 shares of commons stock over and above the initial stake of 25,000 shares of common stock regardless of how many patent families are eventually licensed by LICENSEE.

❖ **ARTICLE IX, ENFORCEMENT AND INFRINGEMENT:**

➢ Add Section F with the following:

This ARTICLE IX shall not apply to the Optioned Patent Rights listed in Appendix A1. For the avoidance of doubt, this Amendment is intended to specifically exclude the LICENSEE from enforcing, bringing suit for, enjoining, collecting, or settling any claim for infringement of any of the Optioned Patent Rights.

❖ The patent family listed in Appendix A having a docket# 10613-029 ("029 family") was inadvertently omitted from Appendix A at time of execution of the License Agreement. The 029 family is hereby incorporated into the Patent Rights and shall be treated in accordance with the terms of the Patent Rights that are subject to this license and were in existence at execution of the License Agreement.

❖ LICENSEE wishes to add the patent family corresponding to docket # 10613-017 ("017 family") and the patent family corresponding to docket# 10613-025 ("025 family") to the Patent Rights, but by only triggering a single instance of the additional equity provision (0.25%) under Article IV(B)(2). Since these patent families were not originally contemplated in the original License Agreement, LICENSOR is willing to make a one-time exception and add such 017 and 025 patent families to the Patent Rights provided, in accordance with Article IV(B)(2), that LICENSEE issues 0.25% equity to LICENSOR upon execution of this Second Amendment and LICENSEE shall reimburse LICENSOR for all patent expenses incurred for such patent families between the Effective Date of the License Agreement and the Second Amendment Effective Date. Therefore, the '017 and '025 patent families are hereby added to the Patent Rights, and LICENSEE agrees to issue the stated equity and to reimburse LICENSOR for patent expenses as stated in this paragraph.

❖ LICENSEE wishes to add the patent family corresponding to docket # 10613-015 ("015 family") and the patent family corresponding to docket # 10613-045 ("045 family") without triggering an instance of the additional equity provision under Article IV(B)(2). The 015 family was originally listed in the Optioned Patent Rights and the 045 family was filed after the Effective Date of this License Agreement. LICENSOR is willing to make a one-time exception and add such 015 and 045 patent families to the Patent Rights provided that LICENSEE shall reimburse LICENSOR for all patent expenses incurred for such patent families between the Effective Date of the License Agreement and this Second Amendment Effective Date. Therefore, the '015 and '045 patent families are hereby added to the Patent Rights, and LICENSEE agrees to reimburse LICENSOR for patent expenses as stated in this paragraph.

❖ On September 19, 2016, LICENSEE Exercised the Option for the Joint Invention corresponding to docket # 10613-052 ("052 family"). Per the terms of this Amendment, the 052 family is being added to the Patent Rights in exchange for

LICENSEE issuing LICENSOR an additional 0.0625% equity interest in LICENSEE and LICENSEE reimbursing the patent expenses associated with the 052 family.

❖ Appendix A and A1 have been updated to reflect the respective Patent Rights, Jointly Owned Patent Rights, and Optioned Patent Rights under this Agreement. LICENSEE is not interested in pursuing the Optioned Patent Rights corresponding to the 10613-016 docket number patent family ("016 family") and there are no active patent applications corresponding to the Optioned Patent Rights having 10613-028 docket number patent family ("028 family"). The 016 family and 028 family are hereby removed from this Agreement.

❖ Each of the equity issuances set forth herein are independent and together, require LICENSEE to issue 0.3125% equity to LICENSOR for the 017, 025, and 052 families upon execution of, and as a condition precedent to the validity of this Second Amendment.

❖ In the case of any inconsistency between this Second Amendment, First Amendment and the License Agreement, the License Agreement shall govern. Except as expressly provided in this Second Amendment, all other terms, conditions and provisions of the License Agreement and prior Amendments shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate seals to be hereunto affixed and duly attested and these presents to be signed by their respective duly authorized officers.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.	**HESPEROS, INC.**
Signature: Svetlana Shtrom Signed: Monday, December 18, 2017	Signature: [signature]
Name: Dr. Svetlana Shtrom	Name: Michael L Shuler
Title: Director, Technology Commercialization	Title: President/CEO
Date: ______	Date: 12/14/2017

APPENDIX A
PATENT RIGHTS

UCF ID #	Docket #	Serial #	Title	Inventors	Filing/Issue Date
32236	10613-023PV1	61/684,168	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	8/17/2012
32726	10613-023PV2	61/789,184	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	3/15/2013
32808	10613-023WO1	PCT/US13/55433	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	8/16/2013
32829	10613-023WO2	PCT/US13/55617	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	8/19/2013
33217	10613-023US1	14/422,082	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	2/17/2015
33218	10613-023EP1	13829508.4	Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	3/17/2015
31608	10613-019PV1	61/252,195	In vitro method of screening new drugs for cardiac toxicity	James Hickman, Peter Molnar, Anupama Natarajan	10/16/2009
31640	10613-019PV2	61/257,504	Method of screening new drugs for cardiac toxicity	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	11/3/2009
32016	10613-019US1	9,404,140	Patterned cardiomyocyte culture on microelectrode array	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	8/2/2016
33468	10613-019US2	15/190,958	Patterned cardiomyocyte culture on microelectrode array	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	6/23/2016
31474	10613-011PV1	61/159,851	Quantitative stress measurements in bio-microelectromechanical system for testing activity of potential treatments on mammalian skeletal muscle	James Hickman	3/13/2009
31644	10613-011PV2	61/259,715	Apparatus for measurement of muscle fiber contractile force and associated methods	James Hickman, Kerry Wilson	11/10/2009

31794	10613-011US1	12/661,323	Bio-microelectromechanical system transducer and associated methods	James Hickman	3/15/2010
33404	10613-011US1	TBD	Bio-microelectromechanical system transducer and associated methods	James Hickman	TBD
32665	10613-026PV1	61/758,628	Compositions and methods comprising cardiac myocytes	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	1/30/2013
32723	10613-026PV2	61/790,061	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	3/15/2013
32927	10613-026WO1	PCT/US14/13903	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	1/30/2014
33305	10613-026US1	14/764,683	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	7/3/2015
33307	10613-026EP1	EP14745661.0	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	8/28/2015
e	10613-026CA1	2,899,445	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	7/27/2015
33411	10613-026HK1	15112635.9	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	12/23/2015
31541	10613-012PV1	61/171,958	Tissue engineering the neuromuscular junction: A defined model system	James Hickman	4/23/2009
31821	10613-012US1	8,815,584	Method of co-culturing mammalian muscle cells and motoneurons	James Hickman, Mainak Das	8/26/2014
33024	10613-012US2	14/299,802	Method of co-culturing mammalian muscle cells and motoneurons (CON)	James Hickman, Mainak Das	6/9/2014
31838	10613-013PV1	61/331,999	Neuromuscular junction formation between human stem cell-derived motoneurons and rat skeletal muscle in a defined system	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	5/6/2010
32132	10613-013US1	13/102,672	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	5/6/2011
31839	10613-014PV1	61/332,003	Neuromuscular junction formation between human stem cell-derived	James Hickman, Xiufang Guo	5/6/2010

			motoneurons and human skeletal muscle in a defined system		
32144	10613-014WO1	PCT/US11/35585	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	5/6/2011
32604	10613-014US1	8,835,168	Synthetic mammalian neuromuscular junction and method of making	James Hickman, Xiufang Guo	9/16/2014
33052	10613-014US2	14/453,207	Synthetic mammalian neuromuscular junction and method of screening for a candidate drug thereon	James Hickman, Xiufang Guo	8/6/2014
32605	10613-014CA1	2,798,777	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	11/6/2012
32606	10613-014EP1	11772857.6	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	11/19/2012
33390	10613-045	62/379,892	Multi-Component In Vitro System To Deduce Cell Signaling Pathways By Electronic Stimulation Patterns	James Hickman, Lee Kumanchik, Navaneetha Santhanam	8/26/2016
31542	10613-015PV1	61/171,968	Model for skeletal muscle tissue engineering	James Hickman	4/23/2009
31820	10613-015US1	12/765,399	Method for culturing skeletal muscle for tissue engineering	James Hickman, Mainak Das, John Rumsey	4/22/2010
33369	10613-015US2	14/886,577	Improved method for culturing skeletal muscle for tissue engineering	James Hickman, Mainak Das, John Rumsey	10/19/2015
e	10613-025PV1	61/732,042	Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	11/30/2012
32625	10613-025PV2	61/732,574	Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	12/3/2012
32717	10613-025PV3	61/784,923	Compositions and methods for generating neural crest stem cells	James Hickman, Xiufang Guo, Severo Spradling	3/14/2013
32868	10613-025WO1	PCT/US13/72382	Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	11/27/2013
33265	10613-025US1	14/648,190	Compositions and methods for generating neural crest stem cells and sensory neurons	James Hickman, Xiufang Guo, Severo Spradling	5/28/2015
31540	10613-017PV1	61/181,737	Node of ranvier formation on motoneurons in vitro	James Hickman	5/28/2009

31869	10613-017US1	8,828,721	Method of myelinating isolated motoneurons	James Hickman	9/9/2014
32794	10613-029PV1	62/034,217	Devices and methods comprising neuromuscular junctions	James Hickman	8/7/2014
33288	10613-029US1	14/821,675	Devices and methods comprising neuromuscular junctions	James Hickman, Christopher Long, Kristen Pirozzi, Alexander Smith	8/7/2015

APPENDIX A
JOINTLY OWNED PATENT RIGHTS

UCF ID #	Docket #	Serial #	Title	Inventors	Filing/Issue Date	Joint Owner
33554	10613-052PV1	62/440,968	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sassarth	12/30/2016	Licensee

APPENDIX A1
OPTIONED PATENT RIGHTS

UCF ID #	Docket #	Serial #	Title	Inventors	Filing/Issue Date
33251	10613-038PV1	62/205,424	Nociceptor-like cells differentiated from human neural progenitors and uses thereof	James Hickman, Xiufang Guo	8/14/2015
33533	10613-038US1	15/235,867	Nociceptor-like cells differentiated from human neural progenitors and uses thereof	James Hickman, Xiufang Guo	8/12/2016

Third Amendment to Patent License Agreement

This Third Amendment (hereinafter "Third Amendment") to the License Agreement (License ID: 80471) (hereinafter "License Agreement") is effective April 26, 2022 ("Third Amendment Effective Date") by and between the University of Central Florida Research Foundation, Inc. ("LICENSOR"), having an address and place of business at 12201 Research Parkway, Suite 501, Orlando, Florida, 32826, and Hesperos, Inc., a Delaware corporation authorized to conduct business in Florida as a foreign corporation, having an office and place of business at 12501 Research Parkway, Suite 100, Orlando, Florida 32826 (hereinafter "LICENSEE"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.

WHEREAS, LICENSOR and LICENSEE executed the License Agreement having an effective date of October 6, 2015, the First Amendment to the License Agreement dated September 16, 2016, and the Second Amendment to the License Agreement dated October 30, 2016;

WHEREAS, LICENSOR desires the LICENSEE to have a public securities offering (the "IPO") and is willing to amend the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreement of terms set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LICENSEE AGREEMENT – ARTICLE IV–ROYALTIES, PAYMENTS AND REPORTS

   Replace Section B.2. of Article IV – Royalties, Payments and Reports with the following:

   Upon written notification to LICENSOR, LICENSEE may incorporate the New Inventions into the Patent Rights. For New Inventions that are: (a) solely owned or controlled by LICENSOR, LICENSOR's equity ownership interest shall increase by 25,000 shares of LICENSEE's common stock for each New Invention having the same Docket # (e.g. from current Patent Rights, all cases bearing the docket number "10613-023" belong to the same patent family, while all cases bearing the docket number "10613-026" belong to a different patent family) that is/are incorporated into the Patent Rights and added to Appendix A Patent Rights, or (b) Joint Inventions or Jointly Owned Patent Rights, LICENSOR's equity ownership interest shall increase by 6,250 shares of LICENSEE's common stock for each New Inventions having the same Docket # that is/are incorporated into the Patent Rights and added to Appendix A Joint Owned Patent Rights. The shares of LICENSEE's common stock to be issued pursuant to this Section B.2 shall be appropriately adjusted in the event of any stock dividend, stock split, revenue stock split or other similar recapitalization with respect to the shares of common stock of the LICENSEE.

2. LICENSOR hereby waives its rights under Article IV Section H of the License Agreement with regard to LICENSOR's right to sell all or a portion of LICENSOR's stake in LICENSEE at the time of a firmly underwritten initial public offering (an "IPO") and sale of LICENSEE's common stock pursuant to an effective registration statement under the

Securities Act of 1933, as amended. In addition, LICENSOR agrees to enter into a commercially reasonable lock-up agreement with LICENSEE's underwriter that will prohibit LICENSOR from transferring or selling any of LICENSEE's common stock at the IPO and for the six months immediately following the IPO.

3. LICENSOR and LICENSEE acknowledge that the list of Licensed Patents (as defined in the License Agreement) attached hereto as Exhibit A is a complete, true, and accurate list of the Licensed Patents that have been licensed in accordance with and are subject to the terms and conditions of the License Agreement.

4. Completion of the IPO is a condition precedent to the validity and enforceability of this Third Amendment and failure to complete the IPO within twelve (12) months from the Effective Date will render this Third Amendment null and void ab initio.

5. Except as expressly provided in this Third Amendment, all other terms, conditions and provisions of the License Agreement and prior Amendments shall continue in full force and effect as provided therein.

[*Signatures on following page*]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective duly authorized officers.

UNIVERSITY OF CENTRAL FLORIDA RESEARCH FOUNDATION, INC.	**HESPEROS, INC.**
Signature: Svetlana Shtrom Digitally signed by Svetlana Shtrom Date: 2022.04.27 09:58:09 -04'00'	Signature: [signature]
Name: Dr. Svetlana Shtrom	Name: Michael L. Shuler
Title: Vice President for Technology Transfer	Title: President
Date: April 27, 2022	Date: April 26, 2022

EXHIBIT A

PATENT RIGHTS

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
31474	10613-011PV1	61/159,851	3/13/2009			Quantitative stress measurements in bio-microelectromechanical system for testing activity of potential treatments on mammalian skeletal muscle	James Hickman	Expired
31644	10613-011PV2	61/259,715	11/10/2009			Apparatus for measurement of muscle fiber contractile force and associated methods	James Hickman, Kerry Wilson	Expired
31794	10613-011US1	12/661,323	3/15/2010			Bio-microelectromechanical system transducer and associated methods	James Hickman	Abandoned
33404	10613-011US2	15/594,697	5/15/2017	10,386,360	8/20/2019	Bio-microelectromechanical system transducer and associated methods	James Hickman	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
31541	10613-012PV1	61/171,958	4/23/2009			Tissue engineering the neuromuscular junction: A defined model system	James Hickman	Expired
31821	10613-012US1	12/765,996	4/23/2010	8,815,584	8/26/2014	Method of co-culturing mammalian muscle cells and motoneurons	James Hickman, Mainak Das	Issued
33024	10613-012US2	14/299,802	6/9/2014	9,650,606	5/16/2017	Method of co-culturing mammalian muscle cells and motoneurons	James Hickman, Mainak Das	Issued
33675	10613-012US3	15/594,895	5/15/2017	10,266,804	4/23/2019	Method of co-culturing mammalian muscle cells and motoneurons	James Hickman, Mainak Das	Issued
31838	10613-013PV1	61/331,999	5/6/2010			Neuromuscular junction formation between human stem cell-derived motoneurons and rat skeletal muscle in a defined system	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	Expired
32132	10613-013US1	13/102,672	5/6/2011	9,952,204	4/24/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo, Maria Stancescu, Mercedes Gonzalez	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
31839	10613-014PV1	61/332,003	5/6/2010			Neuromuscular junction formation between human stem cell-derived motoneurons and human skeletal muscle in a defined system	James Hickman, Xiufang Guo	Expired
32144	10613-014WO1	PCT/US11/35585	5/6/2011			Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Expired
32605	10613-014CA1	2,798,777	11/6/2012	2,798,777	9/06/2016	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
32606	10613-014EP1	11772857.6	11/19/2012	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
33971	10613-014CH1	11772857.6	12/26/2018	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33972	10613-014DE1	11772857.6	12/26/2018	602011055172.8	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
33973	10613-014BE1	11772857.6	12/26/2018	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
33970	10613-014FR1	11772857.6	12/26/2018	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
33974	10613-014NL1	11772857.6	12/26/2018	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
33969	10613-014UK1	11772857.6	12/26/2018	2585171	12/26/2018	Formation of neuromuscular junctions in a defined system	James Hickman, Xiufang Guo	Issued
32604	10613-014US1	13/696,396	11/6/2012	8,835,168	9/16/2014	Synthetic mammalian neuromuscular junction and method of making	James Hickman, Xiufang Guo	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33052	10613-014US2	14/453,207	8/6/2014	9,267,936	2/23/2016	Synthetic mammalian neuromuscular junction and method of screening for a candidate drug thereon	James Hickman, Xiufang Guo	Issued
31542	10613-015PV1	61/171,968	4/23/2009			Model for skeletal muscle tissue engineering	James Hickman	Expired
31820	10613-015US1	12/765,399	4/22/2010	9,163,216	10/20/2015	Method for culturing skeletal muscle for tissue engineering	James Hickman, Mainak Das, John Rumsey	Issued
33369	10613-015US2	14/886,577	10/19/2015	10,160,953	12/25/2018	Improved method for culturing skeletal muscle for tissue engineering	James Hickman, Mainak Das, John Rumsey	Issued
31540	10613-017PV1	61/181,737	5/28/2009			Node of ranvier formation on motoneurons in vitro	James Hickman, John Rumsey	Expired
31869	10613-017US1	12/788,732	5/27/2010	8,828,721	9/9/2014	Method of myelinating isolated motoneurons	James Hickman, John Rumsey	Issued
31608	10613-019PV1	61/252,195				In vitro method of screening new drugs for cardiac toxicity	James Hickman, Peter Molnar,	

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
			10/16/2009				Anupama Natarajan	Expired
31640	10613-019PV2	61/257,504	11/3/2009			Method of screening new drugs for cardiac toxicity	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	Expired
32016	10613-019US1	12/938,701	11/3/2010	9,404,140	8/2/2016	Patterned cardiomyocyte culture on microelectrode array	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	Issued
33468	10613-019US2	15/190,958	6/23/2016			Patterned cardiomyocyte culture on microelectrode array	James Hickman, Peter Molnar, Anupama Natarajan, Maria Stancescu	Abandoned
32236	10613-023PV1	61/684,168	8/17/2012			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Expired

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
32726	10613-023PV2	61/789,184	3/15/2013			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Expired
32808	10613-023WO1	PCT/US13/55433	8/16/2013			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Expired
32829	10613-023WO2	PCT/US13/55617	8/19/2013			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Expired
33218	10613-023EP1	13829508.4	3/17/2015			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Abandoned
33219	10613-023JP1	2015-527683	2/16/2015			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Abandoned

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33217	10613-023US1	14/422,082	2/17/2015			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Abandoned
34566	10613-023US2	16/985,744	8/5/2020			Methods, systems and compositions for in vitro cellular models of mammalian systems	James Hickman	Pending
32624	10613-025PV1	61/732,042	11/30/2012			Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	Expired
32625	10613-025PV2	61/732,574	12/3/2012			Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	Expired
32717	10613-025PV3	61/784,923	3/14/2013			Compositions and methods for generating neural crest stem cells	James Hickman, Xiufang Guo, Severo Spradling	Expired
32868	10613-025WO1	PCT/US13/72382	11/27/2013			Derivation of sensory neurons and neural crest stem cells from human neural progenitor hNP1	James Hickman, Xiufang Guo, Severo Spradling	

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
								Expired
33265	10613-025US1	14/648,190	5/28/2015			Compositions and methods for generating neural crest stem cells and sensory neurons	James Hickman, Xiufang Guo, Severo Spradling	Abandoned
32665	10613-026PV1	61/758,628	1/30/2013			Compositions and methods comprising cardiac myocytes	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Expired
32723	10613-026PV2	61/790,061	3/15/2013			Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Expired

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
32927	10613-026WO1	PCT/US14/13903	1/30/2014			Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Expired
33306	10613-026CA1	2,899,445	7/27/2015			Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Pending
33307	10613-026EP1	14745661.0	8/28/2015	2951281	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33880	10613-026BE1	14745661.0	6/27/2018	2951281	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued
33879	10613-026CH1	14745661.0	6/27/2018	2951281	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued
33878	10613-026DE1	14745661.0	6/27/2018	602014027552.4	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33877	10613-026FR1	14745661.0	6/27/2018	2951281	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued
33411	10613-026HK1	15112635.9	12/23/2015	HK1211976	9/20/2019	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued
33881	10613-026NL1	14745661.0				Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
			6/27/2018	2951281	6/27/2018			Issued
33876	10613-026UK1	14745661.0	6/27/2018	2951281	6/27/2018	Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Issued
33305	10613-026US1	14/764,683				Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
			7/30/2015					Abandoned
34458	10613-026US2	16/913,528	6/26/2020			Devices and systems for mimicking heart function	James Hickman; Christopher Long; Christopher McAleer; Peter Molnar; Maria Stancescu	Pending
32794	10613-029PV1	62/034,217	8/7/2014			Devices and methods comprising neuromuscular junctions	James Hickman	Expired

UCF ID No.	Docket #	Application No.	Filing Date	Patent No.	Issue Date	Title	Inventors	Status
33288	10613-029US1	14/821,675	8/7/2015	10,935,541	3/2/2021	Devices and methods comprising neuromuscular junctions	James Hickman, Christopher Long, Kristen Pirozzi, Alexander Smith	Issued
33390	10613-045PV1	62/379,892	8/26/2016			Multi-Component In Vitro System To Deduce Cell Signaling Pathways By Electronic Stimulation Patterns	James Hickman, Lee Kumanchik, Navaneetha Santhanam	Expired
33731	10613-045WO1	PCT/US2017/047085	8/16/2017			Multi-Component In Vitro System To Deduce Cell Signaling Pathways By Electronic Stimulation Patterns	James Hickman, Lee Kumanchik, Navaneetha Santhanam	Expired
34040	10613-045US1	16/328,417	2/26/2019	11,022,605	6/1/2021	Multi-Component In Vitro System To Deduce Cell Signaling Pathways By Electronic Stimulation Patterns	James Hickman, Lee Kumanchik, Navaneetha Santhanam	Issued

APPENDIX A

JOINTLY OWNED PATENT RIGHTS

UCF ID #	Docket #	Serial #	Title	Inventors	Filing/Issue Date	Status	Joint Owner
33554	10613-052PV1	62/440,968	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sasserath	12/30/2016	Expired	Licensee
33796	10613-052WO1	PCT/US2017/068952	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sasserath	12/29/2017	Expired	Licensee
34194	10613-052CA1	3,048,884	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sasserath	6/27/2019	Pending	Licensee
34198	10613-052EP1	17885858.5	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sasserath	7/22/2019	Pending	Licensee
34431	10613-052HK1	62020006877.8	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher	5/4/2020		Licensee

UCF ID #	Docket #	Serial #	Title	Inventors	Filing/Issue Date	Status	Joint Owner
				McAleer, John Rumsey, Trevor Sasserath		Pending	
34193	10613-052US1	16/474,768	Pumpless microfluidic organ-on-a-chip system including a functional immune system	James Hickman, Alisha Colon, Daniel Elbrecht, Christopher McAleer, John Rumsey, Trevor Sasserath	6/28/2019	Pending	Licensee